Table of Contents

As filed with the Securities and Exchange Commission on October 3, 2018

Registration No. 333-227311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3355876
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

20511 East Walnut Drive North, Walnut, CA	91789
(Address of principal executive offices)	(Zip Code)

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (626) 272-3883

Copy to:

Gilbert J. Bradshaw, Esq.

Wilson Bradshaw & Cao, LLP

9110 Irvine Center Drive

Irvine, CA 92618

Tel: (917) 830-6517/Fax: (917) 791-8877

gbradshaw@wbc-law.com

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑
Emerging Growth Company: ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)(4)
Common stock, par value $0.001 per share	6,069,613	$6.74	$40,909,191.62	$5,093.19

___________________

(1)	The offering price was estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange, but is traded as of the date of this prospectus on the OTCQB marketplace. The offering price is based on the average of the bid and the ask price of our common stock on that market on September 11, 2018 and as set forth by our executives.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Previously paid via Fedwire.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON _______, 2018

FOCUS UNIVERSAL INC.

6,069,613 SHARES OF COMMON STOCK

We are an emerging growth company. This prospectus relates to the sale of up to 6,069,613 shares of the common stock of Focus Universal Inc., a Nevada corporation (“Focus Universal,” “the Company,” “we,” “us,” and “our,”) by persons who purchased shares of our common stock in a private placement that we effected in July 2018. The purchasers of common stock in such private placement whose shares are being registered for resale are referred to in this prospectus as the selling stockholders. Each selling stockholder may be considered an “underwriter” within the meaning of the Securities Act of 1933, as amended.

The selling stockholders may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB market under the symbol “FCUV.” On September 28, 2018, the last quoted price of our common stock as reported on the OTCQB was $6.50 per share.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 3, 2018

EXPLANATORY NOTE

Focus Universal, Inc. (the “Company”) filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on September 12, 2018. The Company is filing this Amendment to accurately reflect that Duncan Lee is both the Chief Financial Officer and the Principal Accounting Officer of the Company.

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AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Focus Universal Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

Unless otherwise specified, the information in this prospectus is set forth as of September 28, 2018, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Focus Universal. See “Cautionary Note Regarding Forward-Looking Statements” on page 13.

Focus Universal Inc. (the “Company”, “we”, “us” or “our”) is a Nevada corporation that is a provider of handheld sensor devices and wholesaler of various air filters.

We are based in Walnut, California, and were incorporated in Nevada in 2012. In December 2013, we filed an S-1 registration statement that went effective on March 14, 2014.

Our website is www.focusuniversal.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this Registration Statement on Form S-1.

We market high-tech electronic devices. We sell handheld sensor systems and filters wholesale to distribution platforms and are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

Our principal executive offices are located at 20511 East Walnut Drive North, Walnut, CA. Our telephone number is (626) 272-3883 and our website is www.focusuniversal.com.

JOBS Act

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

The Offering

This prospectus covers shares being offered for resale by the selling shareholders whose shares were issued by us in a private placement that we effected in July 2018 (the “Resale Shares”). The holders of shares of our common stock described in this paragraph are the selling stockholders under this prospectus.

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ABOUT THIS OFFERING

Securities Being Offered	Up to 6,069,613 shares of our common stock to be sold by selling stockholders.

Common Stock Outstanding Prior to the Offering	34,574,706

Common Stock Outstanding After the Offering	40,644,319

Offering Price Per Share	The shareholders identified in the “Selling Shareholders” section may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. They will receive all of the net proceeds from the offering of their shares.

Terms of the Offering	The selling stockholders will determine the terms relative to the sale of the shares of our common stock offered hereby.

Termination of the Offering	The offering will conclude when all of the 6,069,613 shares of common stock have been sold or at a time when our company, in its sole discretion, decides to terminate the registration of the shares.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 4, 2012, and as of December 31, 2017, we had an accumulated deficit of $1,978,794. We have a limited operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to continue generating revenues. However, our revenues may not be sufficient to cover our operating costs. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to achieve a sustainable sales level will cause us to go out of business.

We require significant funding to manufacture and market our Ubiquitor wireless sensor.

We may ultimately require up to $20 million to fund the manufacturing and marketing strategy for our product. Once we achieve this fund-raising goal, we intend to position ourselves in the small device market, establishing the price at below a few hundred dollars. Due to superior functionality and low price, we expect to capture this section of the market fairly easily, while our product and service matures, and the Company becomes better known, we will seize the high-end market. None of this will be possible if we fail to obtain the funding we require.

We depend on key personnel.

Our future success will depend in part on the continued service of key personnel, particularly, Desheng Wang our Chief Executive Officer, Duncan Lee our Chief Financial Officer and our President Edward Lee.

If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

We outsourced our product manufacturing and procurement, decreasing quality and reliability and protectability.

We have fully outsourced all manufacturing and have no direct control over the manufacturing processes of our products. This lack of control may increase quality or reliability risks and could limit our ability to quickly increase or decrease production rates. It also creates liability in that we could lose control of our intellectual property that is not properly protected.

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Demand for our products is uncertain and depends on our currently unproven ability to create and maintain superior performance.

Our future operating results will depend upon our ability to provide our products or services and to operate profitably in an industry characterized by intense competition, rapid technological advances and low margins. This, in turn, will depend on a number of factors, including:

•	Our ability to generate significant sales and profit margin from the Ubiquitor device;
•	Worldwide market conditions and demand for web services, sensor devices and other products we may continue to add as we move forward;
•	Our success in meeting targeted availability dates for our products and services;
•	Our ability to develop and commercialize new intellectual property and to protect existing intellectual property;
•	Our ability to maintain profitable relationships with our distributors, retailers and other resellers;
•	Our ability to maintain an appropriate cost structure;
•	Our ability to attract and retain competent, motivated employees;
•	Our ability to comply with applicable legal requirements throughout the world; and
•	Our ability to successfully manage litigation, including enforcing our rights, protecting our interests and defending claims made against us.

These factors are difficult to manage, satisfy and influence and we cannot provide any assurance that we will be able to sustain profits in the future.

Our Ubiquitor Product could fail to gain traction in the marketplace for a number of reasons that would adversely impact our financial results and cause our investors to lose money

Future successful sales of our Ubiquitor entail numerous risks such as:

•	Any lack of market acceptance of the Ubiquitor;
•	Failure to maintain acceptable arrangements with product suppliers, particularly in light of lower than anticipated volumes;
•	Manufacturing, technical, supplier, or quality-related delays, issues or concerns, including the loss of any key supplier or failure of any key supplier to deliver high quality products on time;
•	Competition;
•	Potential declines in demand for sensor devices; and
•	Risks that third parties may assert intellectual property claims against our products.

In order to compete successfully, we must accurately forecast demand, closely monitor inventory levels, secure quality products, continuously drive down costs, meet aggressive product price and performance targets, create market demand for our brand and hold sufficient, but not excess, inventory.

There is a risk that the market will not adapt to using the smartphone as a substitute platform for sensor devices, causing our products to fail in the marketplace.

There is a risk that the market will not receive the smartphone technology, which we will be using as our platform. The vast majority of products on the small sensor device market do not currently use smartphones to collect and analyze sensor data. There is no guarantee that using smartphone technology will cut production costs and be well received. If our platform using smartphone technology is not well received, there is a risk that device manufacturers will develop new monitoring and operating components that are incompatible with our current platform instead of developing the traditional sensors that are compatible with our technology. Updating our platform to stay compatible with new components could increase our costs unexpectedly.

4

Using wireless transmission technologies such as WI-FI and Bluetooth may create security risks

There is also a risk of failure based on the wireless transmission of data used by our smartphone platform. If there is instability in a wireless network, Bluetooth sensor, or other network problems that are out of our control, our new platform may not be well received. Our smartphone platform relies on the wireless transmission of data through WIFI networks and Bluetooth sensors. These networks are often deemed less secure than a hard-wired network. The security of a wireless network is often out of our control. However, any breach of security could result in the market and sensor device manufacturers to fail to embrace our platform.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.

We may at times collect, store and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts to protect this information, including through a cyber-attack that circumvents existing security measures and compromises the data that we store. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such unauthorized disclosure or access, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information, or a cyber-security incident involving data that we store, may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage our reputation among our current and potential clients and cause us to lose business and revenue.

Our business depends on our ability to keep manufacturing costs low and we may lack the expertise necessary to negotiate and maintain favorable pricing, supply, business and credit terms with our potential vendors.

It may be difficult to negotiate or maintain favorable pricing, supply, business or credit terms with our potential vendors, suppliers and service providers. In addition, product manufacturing costs may increase if we fail to achieve anticipated volumes. There can be no assurance that we will be able to successfully manage these risks. In summary, we can offer no assurance that we will be able to obtain a sufficient (but not excess) supply of products on a timely and cost effective basis. Our failure to do so would lead to a material adverse impact on our business.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Dr. Wang lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

5

Our officers, directors, consultants and advisors are involved in other businesses and not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our Chief Executive Officer Mr. Desheng Wang is currently involved in other businesses and not obligated to commit his time and attention exclusively to our business and, accordingly, he may encounter conflicts of interest in allocating his own time, or any business opportunities that he may encounter, between our operations and those of other businesses. Furthermore, if the execution of our business plan demands more time than is currently committed by him, he will be under no obligation to commit such additional time, and his failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Another example of a conflict of interest is so called “self-dealing" transactions. If a conflict-of-interest transaction is negotiated and approved, in a manner that approximates arms-length negotiations, the transaction is accepted unless a shareholder proves in court that the transaction is not entirely fair to the company or its shareholders. The burden is on the shareholder to show lack of entire fairness. Otherwise, the transaction is considered invalid if challenged, unless the director proves in court that the transaction is entirely fair to the company. The burden is on the director to show entire fairness.

If, as a result of before mentioned conflicts, we are deprived of business opportunities or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected. If we become aware of such conflict of interests we will take an immediate action to resolve it. Each conflict of interest will be handled by the company based on the nature of the conflict and the individual involved in it.

We do not have any actual or potential conflict of interests with our consultants or advisors.

We have concluded that we have not maintained effective internal control over financial reporting through the year ended December 31, 2017 and December 31, 2016. Significant deficiencies and material weaknesses in our internal control could have material adverse effects on us.

It is important for us to maintain effective internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

For a discussion of our internal control over financial reporting and a description of the identified material weakness, see “Management’s Report on Internal Control Over Financial Reporting” included in Item 9A of this Report. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. We plan to implement a number of remediation steps to address the material weakness as described in Item 9A of this Report. If we are unsuccessful in implementing or following our remediation plan, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

In connection with the audit of our financial statements as of and for the year ended December 31, 2017 and 2016, we identified significant deficiencies in our internal control over financial reporting and a general understanding of U.S. GAAP. As such, there is a reasonable possibility that a misstatement of our financial statements will not be prevented or detected on a timely basis.

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As we have thus far not needed to comply with Section 404 of the Sarbanes-Oxley Act, neither we nor our independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In light of the deficiency, we believe that it is possible that certain control deficiencies may have been identified if such an evaluation had been performed.

We are working to remediate the deficiencies or material weaknesses. We have taken steps to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. Specifically:

•	We have hired additional outside consultants and will hire qualified personnel in our accounting department, especially to add an experienced accountant in a controller capacity. We will continue to evaluate the structure of the finance organization and add resources as needed;

•	we are implementing additional internal reporting procedures, including those designed to add depth to our review processes and improve our segregation of duties;

•	we are updating our systems so that we may collect the necessary information to enable us to more effectively monitor and comply with applicable filing requirements on a timely basis;

•	we are in the process of documenting, assessing and testing our internal control over financial reporting as part of our efforts to comply with Section 404 of the Sarbanes-Oxley Act.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take, and our efforts may not be successful in remediating the deficiencies or material weaknesses.

Because one of our Directors, who is also our sole promoter, owns over 35.18% of our outstanding common stock he could make and control corporate decisions that may be disadvantageous to other minority shareholders.

One of our Directors owns over 35.18% of the outstanding shares of our common stock as of the date of this reporting. Accordingly, Directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our executive officers and directors collectively have the power to control our management and operations, and have a significant majority in voting power on all matters submitted to the stockholders of the company.

Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;
•	Removal of directors;
•	Amendment to the Company’s Articles of Incorporation or Bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

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You could be diluted from our future issuance of capital stock and derivative securities.

As of December 31, 2017, we had 34,574,706 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Members of our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions.

We are a smaller reporting company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The requirements of being a public company may strain our resources and distract our management.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements is time-consuming and may result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act because we have reported second fiscal year in our second annual report on form 10-K. We have concluded that we have not maintained effective internal control over financial reporting through the six months ended June 30, 2018. Significant deficiencies and material weaknesses in our internal control could have material adverse effects on us.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We are required to conduct the evaluation of effectiveness of our internal controls because we have reported end of the fiscal year in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

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There is a very limited public (trading) market for our common stock and; therefore, our investors may not be able to sell their shares.

Our common stock is listed on the over-the-counter exchange, and is thinly traded. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, a few individual stockholders dominate our shares. The limited trading volume subjects the price of our common stock to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly and annual operating results;
•	changes in general economic conditions;
•	changes in technologies favored by consumers;
•	price competition or pricing changes by us or our competitors; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our common stock has not been widely traded, and the price of our common stock may fluctuate substantially.

To date, there has been a limited public market for shares of our common stock, with limited trading. An active public trading market may not develop or, if developed, may not be sustained. The current market price of our common stock and any possible subsequent listing on another larger securities exchange, if and when we are successful in doing so, will be affected by a number of factors, including those discussed above.

Risks Related to this Offering and Ownership of Our Common Stock - Because a majority of the outstanding shares of our common stock will be sold in this offering and will be freely tradable without restriction or further registration under the Securities Act, any substantial number of shares of common stock that may be sold in the market following this offering could cause the market price of our common stock to decline significantly, even if our business is performing well.

Our common stock is traded on the OTCQB and the market for our common stock is “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.

Almost all of the 6,069,613 shares of common stock sold by Selling Shareholders in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act. As a result, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial shares of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. All outstanding shares of our common stock are freely tradable without restriction under the Securities Act of 1933 (the "Securities Act"), except for any shares of our common stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which are subject to restrictions under the Securities Act. Certain existing holders of a majority of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. If the sale of these shares are registered, they will be freely tradable without restriction under the Securities Act. In the event such registration rights are exercised and a large number of shares of common stock are sold in the public market, such sales could reduce the trading price of our common stock.

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In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The number of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial shares of our common stock in the public market, then the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock also could depress the market price of our common stock. There are approximately 40,901,010 shares of our common stock outstanding, of which approximately 3,670,000 shares are currently freely tradable. We may in the future issue and register additional shares of our common stock that might be freely transferable at the time of such transaction.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Focus Universal Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Focus Universal Inc. will need to come through appreciation of the stock’s price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Focus Universal is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Focus Universal is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Focus Universal has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Focus Universal is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "Exchange Act").

For so long as Focus Universal remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Focus Universal cannot predict if investors will find its shares of common stock less attractive because Focus Universal will rely on some or all of these exemptions. If some investors find Focus Universal's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

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If Focus Universal avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Focus Universal and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Focus Universal meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Focus Universal is choosing to "opt out" of such extended transition period, and as a result, Focus Universal will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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FOCUS UNIVERSAL INC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as going concern;

•	risks related to our international operations and currency exchange fluctuations; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

As used in this Registration Statement, the terms “we”, “us”, “our”, the “Company” and “Focus Universal” mean Focus Universal Inc. unless otherwise indicated.

USE OF PROCEEDS

With respect to shares of our common stock that may be offered and sold from time to time by the selling stockholders, we will receive no proceeds from the sale of shares of our common stock pursuant to this offering.

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MARKET PRICE FOR OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our shares of common stock are not traded on a national exchange; rather, they are traded on the OTCQB marketplace under the symbol “FCUV”. On September 28, 2018, the closing bid price for one share of common stock was $6.50. The following table sets forth, for the periods indicated, the high and low trade prices for our common stock as reported on the OTCQB marketplace. During 2016 and 2017 our common stock did not trade above $4.00.

On September 23, 2014, our common stock was verified for trading on OTCQB under the trading symbol FCUV. Prior to that time, there was no public market for our stock. The following table sets forth for the indicated periods the high and low intra-day sales price per share for our common stock on the OTCQB for the last two quarters of 2016, for the four quarters of 2017, and for the first two quarters of 2018.

	High	Low
2016: Third Quarter	$1.50	$1.50

2016: Fourth Quarter	$1.50	$1.50
2017: First Quarter	$3.57	$3.57
2017: Second Quarter	$3.57	$3.57

2017: Third Quarter	$3.57	$0.25
2017: Fourth Quarter	$2.49	$0.25
2018: First Quarter	$2.49	$2.49
2018: Second Quarter	$9.00	$2.49

Holders.

As of September 12, 2018, there were 408 record holders of 40,907,010 shares of the Company's common stock.

DIVIDEND POLICY

We cannot provide any assurance that we will declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018.

Actual June 30, 2018
Long-term debt:	–

Stockholders’equity:
Common stock	40,644
Additional paid-in capital	12,487,372
Subscription receivable	(6,267,372)
Shares to be issued, common share	457,377
Accumulated deficit	(3,277,905)
Total stockholders’ equity (deficit)	3,440,128
Total capitalization	3,440,128

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DILUTION

The net tangible book value of our company as of June 30, 2018 was $3,440,128 or approximately $0.08 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

None of the proceeds from the sale of 6,069,613 shares of common stock offered by the selling stockholders will be paid to our company. Therefore, our net tangible book value will be unaffected by such sales.

Holders of Our Common Stock

As of September 12, 2018, 40,907,010 shares of our common stock were outstanding and held of record by 408 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted an Equity Compensation Plan.

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DESCRIPTION OF THE BUSINESS

Company Background.

Focus Universal Inc. (the “Company”, “we”, “us” or “our”) is a Nevada corporation that is a provider of handheld sensor devices and wholesaler of various air filters.

We are based in the City of Walnut, California, and were incorporated in Nevada in 2012. In December of 2013, we filed an S-1 registration statement that went effective on March 14, 2014. Since then our securities have been trading in the OTCQB Market.

Our website is www.focusuniversal.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this Memorandum.

Focus Universal Inc. is a universal smart instrumentation platform developer and universal smart device manufacturer. We are also a wholesaler of various air filtration systems. We are currently in the process of researching, developing, and manufacturing a universal smart instrument device and working on specializing in the development and commercialization of such universal smart technologies and instruments. We define universal smart technology as commercial technology with an integrated platform, which provides a unique and universal solution for test and measurement made up of off-the-shelf parts. We are working on developing a universal sensor node and gateway system that uses the data processing capabilities of a smartphone to display readings of multiple probe modules.

Our universal smart instrumentation technology features a Universal Smart Instrumentation Platform (“USIP”) which generalizes instruments into a reusable foundation representing a majority part of the instruments, and architecture-specific components (sensor modules), which together replaces the functions of traditional instruments at a fraction of their cost. The USIP has an open architecture incorporating a variety of individual instrument functions, sensors and probes from different industries and vendors. The platform features the ability to connect thousands of sensors or probes. This technology addresses major limitations present in traditional hardware and represents a technological advancement in the Internet of Things marketplace. We call this device the “Ubiquitor” because it can be used to wirelessly measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light, and humidity.

The Ubiquitor, which we have created and have manufactured in limited quantities, utilizes a standard desktop computer with a Mac OS, Windows OS, an Android-based or iOS-based smartphone, or a mobile tablet device as a platform that communicates with a group of sensors or probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. The data readout is displayed on the computer, smartphone, or tablet display in a program or application we have created for Windows PC and are creating for MacOS. We are designing the application software (the “App”) to have a graphical representation of control and indicator elements common in real instruments such as knobs, buttons, dials, and graphs, etc. Our developers are designing and implementing a soft control touch screen interface which supports real-time data monitoring and facilitates instrument control and operation.

Until March 31, 2016, we offered a full range of web services, including web marketing services, social and viral marketing campaigns, search engine optimization consulting, custom web design, website usability consulting and web analytics implementation. We generate our revenue from providing these services to small and medium sized businesses. We focused on providing one-off services, such as development of a fully functioning website or creation of a marketing strategy plan, to small business clients.

Through a merger with Perfecular Inc, we strategically expanded our services to the manufacture and marketing of high-tech electronic devices. We sell handheld sensor systems and filters wholesale to distribution platforms and are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

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On April 2, 2018, Duncan Lee was appointed as the Chief Financial Officer of the Company.

Effective as of October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company, and Dr. Gu and Dr. Lee accepted such appointments. Thereupon, each of Xu Tang and Yan Chen resigned as directors of the Company. Accordingly, effective as of the 10th day after the accompanying Information Statement is filed with the Securities and Exchange Commission and transmitted to the shareholders of the Company, each of Dr. Jennifer Gu and Dr. Edward Lee would become members of the Board of Directors, and the entire Board of Directors would consist of Dr. Desheng Wang, Dr. Jennifer Gu, and Dr. Edward Lee.

On April 24, 2017 we leased 2,800 square feet at 201511 East Walnut Drive North, Walnut, California. This lease will extend through April 30, 2019 and we pay $3,500 per month. We do not expect to remain in this property for the full term of our lease if we raise the maximum amount of this offering because we anticipate that our board of directors will approve the purchase of a new office and/or warehouse, addressed at 2311 E Locust St, Ontario, CA, 91761. The property consists of an industrial type, two-story building, with a total building area of 30,740 square feet. 10,000 square feet will be utilized for office space; and 20,000 square feet for warehouse space that will require particularized custom fixtures that we will need to install. The property includes 58 parking spaces. The purchase price for the property is approximately $4.62 million dollars.

Our board of directors approved the filing and we submitted an application in compliance with the NASDAQ rules and regulations to list and trade its securities on the NASDAQ Capital Market on July 26, 2018.

Our current products and services include:

Scientific Instrument Research, Development and Sales

Industry Background and Overview

Through our acquisition of Perfecular Inc., we entered into the scientific instrument industry, specifically the instrument sensor industry. Instrument sensors are devices specifically designed and constructed for sensing and measuring physical variables that are useful in: (i) industrial operations; (ii) environmental, commercial and medical applications; (iii) research and development in a variety of industries; and (iv) the daily lives of electronics consumers.

We believe that instrument sensors are important in modern science, having applications in both the industrial and educational fields. In recent years, significant progress has been made in instruments and instrumentation systems. The performance of measuring and monitoring instruments has improved considerably in the computer age. Analog instruments are used to indicate the magnitude of the quantity in the form of pointer movements. Digital instruments, on the other hand, specify the quantity in a digital readout format, they can be read easily, and are more accurate than the analog multi-meters because the pointer movements can be easily misread and are often not permanently stored, reducing interpolation and reading errors. Digital instruments offer significant advantages over analog devices. The auto-polarity function of digital devices prevents various problems. Parallax error which occurs when the pointer of an analog instrument is viewed from a different angle, which may cause users to see and read a different value are eliminated as well. Digital instruments are free from wear and potential shock failures because they have no moving parts. With the advancements in technology of integrated circuits, digital instruments are becoming increasingly compact and accurate. Key market players of analog and digital instruments include Thermo Fisher Scientific, Danaher Corporation, Mettler Toledo, Metrohm USA, Hanna Instruments, Agilent Technologies, and Perkin Elmer.

Most modern instruments are digital. They are designed for measuring various physical quantities in objects; and consist of the following functional components:

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Data acquisition. This is the process of sampling signals that measure real world physical conditions and converting the resulting samples into digital numeric values that can be manipulated by a microprocessor. The components of data acquisition systems include:

•	Sensors, to convert physical parameters to electrical signals;
•	Signal conditioning circuitry, to convert sensor signals into a form that can be converted to digital values;
•	Analog-to-digital converters, to convert conditioned sensor signals to digital values. It normally operates on conditioned signals, that is, signals that have already been filtered and amplified by analog circuits.Storage and communication components. Application-specific input/output (I/O) components. In digital instrumentation systems, the transmission of data between devices is realized relatively easily by using serial or parallel transmission techniques.
•	Ancillaries such as displays and power supplies and application specific software.

Traditional hardware-centered instrumentation systems are made up of multiple stand-alone instruments that are interconnected to carry out a determined measurement or control an operation. They have fixed vendor-defined functionality, and the components that comprise the instruments are also fixed and permanently associated with each other. All software and measurement circuitry, packaged onto the traditional instrument, are provided with a finite list of fixed-functionality using the instrument’s front panel. They all tended to be box-shaped objects with a control panel and a display. Stand-alone electronic instruments are very powerful and large, expensive, and cumbersome. They also require a lot of power, and often have excessive amounts of features that are not user friendly. Users generally cannot extend or customize them. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user, are specific to the nature of the instrument.

Virtual instruments represent a fundamental shift from traditional hardware-centered instrumentation systems, to software-centered systems that exploit the computing power, productivity, display, and connectivity capabilities of popular desktop computers and workstations. The functionality of these stand-alone instruments can be implemented in a digital environment by using computers, plug-in data-acquisition boards, and support software to implement the functions of the system. The plug-in data acquisition boards enable the interface of analog signals to computer, and the software allows programming of the computer to look and function as an instrument. The major advantage of virtual instrumentation is its flexibility. Changing function simply requires a modification of the supporting software. Whereas the same change in a traditional system may require adding or substituting a stand-alone instrument, which is more difficult and also more expensive. Virtual instruments also offer advantages in displaying and storing information. Computer display can show more colors and allow users to quickly change the format of displaying the data that is received by the instrument.

Instrument inter-operability and connectivity allow devices to communicate and work with other instruments manufactured by different vendors, in a manner that requires the user to have little or no knowledge of the unique characteristics of those instruments. Traditional instruments, including traditional hardware-centered instrumentations and software centered virtual instrumentations, are specifically designed, constructed and refined to perform one or more specific tasks. When manufacturers develop these instruments they naturally seek ways to differentiate their products from those of their competitors. Most of the instruments on the market come with a variety of connectivity technologies and do not have the built-in firmware and software to support the connectivity and inter-operability of instruments. Even instruments within in the same class, from different vendors, are not compatible. In 1998, National Instruments, along with other companies including Agilent, Advantest, Anritsu, Ascor, BAE systems, Boeing, Ericsson, Genrad, Honeywell, IFR, Keithley, Lecroy, Nokia, Northrop Grumman, Racal, Ratheon, Rohde & Schwarz, Smiths, Tektronix, Teradyne, and Wavetek formed the interchangeable virtual machine foundation. Interchangeable Virtual Instruments (IVI) is a revolutionary standard for instrument driver software technology. It attempts to standardize the commands to which specific kinds of instruments respond, and also makes it possible to interchange instruments in a test system without drastically revising the application software and maximizing interchangeability across instrument brands. Unfortunately, while the instrument driver did simplify software development and maintenance, it didn’t address hardware obsolescence as each manufacturer had their own and none were compatible. Current applications are limited to large, expensive test and measurement instruments.

A universal instrument is a versatile device which combines many individual instrument functions, sensors and probes in a single unit. It has a primary purpose, but also incorporates other instrument’s functionalities. One instrument could perform many different measurements and control and substitute many other instruments. It utilizes a variety of probes to connect to the device for a wide variety of process measurement and control. A universal instrument offers superior sensor or probe compatibility, versatility, inter-operability, connectivity and scalability. Theoretically, it is feasible to design a universal instrument which is compatible with all sensors or probes on the market, and capable of monitoring and controlling any combination of sensors or probes.

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Despite the undoubted usefulness of the universal instruments, one of the major obstacles that prevent the universal instruments from being adopted by end users is their cost. The cost of a $10 traditional instrument, which incorporates the functions of a $1,000 instrument, may have to increase its cost to the order of $1,000. The end user who just needs a $10 traditional instrument for his applications certainly does not have the motivation to spend $1,000 for functions he does not need. Functionality always needs to be balanced against cost. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user, are specific to the nature of the instrument, making them very expensive and hard to adapt.

Smartphones and tablets have been considered recreational devices for communicating, playing games and streaming videos, but they are also one of the most powerful tools engineers use for designing, validating, and producing products. These ubiquitous smartphones perform better than most instrumentation in many fields. Because of their network connectivity, smartphones and tablets are great tools for remotely viewing measurements. In addition, the processing capabilities have exploded in recent years with processors and data capability rivaling that of very recent laptop computers. Thus, their small size and processing power also makes them effective for portable measurements. The ubiquity of wireless connectivity, unlimited data plans, and more powerful cellular networks combined with increasing functionality and the speed of connected devices and mobile networks will further drive consumer demand for more cost-effective wireless smartphone-based instruments. Building an application for a smartphone or tablet and turning a smartphone or tablet to an instrument is not a trivial task. Many of the industrial instrument manufacturers have limited or no expertise programming for mobile platforms and designing wireless hardware. To help industrial instrument manufacturers take advantage of these smart devices, Perfecular Inc., has dedicated many years of research and development efforts into designing, manufacturing, marketing and promoting wireless smart technology and products for industrial measuring instruments.

Our universal smart development protocol focuses not only on the design of the hardware and software modules, but also on the design of the overall universal smart instruments system, guided by the structured, universal and modular principles. We make our development open to industrial instrument manufacturers, software, and hardware developers.

Compatibility: The compatibility in universal smart instrument system refers not only to the compatibility between the same types of industrial sensor instruments from different manufactures, but also to the compatibility between various industrial instrument types. The full inter-operability and absolute instrument interchangeability is constantly addressed in our development protocol.

Universality: It is our goal to incorporate as many functionalities of the traditional industrial sensor instruments into a single unit, allowing different data acquisition sensor modules to execute on the same mobile platform. Thus, the interoperability between various sensors or probes can be achieved.

Upgradeability: Most traditional industrial instrument sensor interfaces are unidirectional applications, meaning the instrument performs its task and transmits results to the interface device in one direction only. They only perform monitoring tasks and share a majority of functions of the bi-directional controlling instruments, however, they cannot be upgraded to controllers. End users have to purchase a new controlling instrument for their applications. Taking advantage of the secure bi-directional wireless communications and interface supported by smartphones or mobile devices, universal smart instruments, which deliver data back-and-forth between the smartphones and industrial sensors, can be readily modified or upgraded by adding the corresponding actuators for controlling applications. Sensors or probes measure the output performance of the device being controlled and give feedback to the input actuators that can make corrections towards the desired performance.

Expandability and Scalability: Similar to sensor network technology, universal smart instruments are more flexible than sensor networks. They can currently monitor and control a few hundreds of sensors or probes, they automatically identify and configure the corresponding graphical user interfaces. End users are free to add or removes sensors or probes. All communication protocols supported by smartphones are integrated in the software design including WI-FI, blue tooth, cellular network technology and wired form through the audio port on the smartphone.

Security: Universal smart instruments have the sensor security built-in data acquisition module and help companies meet sensor security requirements, preventing unauthorized users from accessing the sensor measurements and control. Unauthorized access of the universal smart instruments sensors is forbidden.

19

Modularity: Increasing instrument complexity is driving instruments to become more modular. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user used in traditional stand-alone instruments duplicate these components for each instrument, adding cost and size. Universal smart instruments divide all instruments into three parts: smartphones including their application software, wireless communication module (we called the universal smart device), which is not needed in the wired form, and task-specific data acquisition module. The smartphone is used and purchased, no research and development is needed. Universal smart devices were developed and manufactured by Perfecular Inc. Both hardware and software, including wired or wireless communication protocols, were developed and well tested. The only work needed to be done are the design and manufacture of the task-specific data acquisition, which is just a fraction of the traditional stand-alone instrument design. The high degree of modularity saves a lot of time in development, maintenance, and support. Modular hardware and software limits the time needed to test products so developers can spend more of their energy on innovation.

Universal smart instruments share many similarities, in terms of functionalities and advantages, with virtual instruments. They are both soft-centered technologies. However, developing the software for virtual instrumentation is not trivial, a programming language or special software can be used. Professional software engineers with virtual instrument expertise are needed. A virtual instrument consists of an industry-standard computer or workstation equipped with powerful application software, cost-effective hardware such as plug-in boards, and driver software, which together perform the functions of traditional instruments. Its primary focus is on large, expensive, testing and measurement instruments, not portable devices. Because of the unique nature of the smartphone operating systems such as IOS or Android, which are significantly different from those used in industry-standard computers or workstations, the migration of virtual instrument technology from industry-standard computers or workstations to mobile devices such as smartphones is not straight forward. Virtual Instrument Software Architecture, commonly known as VISA is a comprehensive package for configuring, programming, and troubleshooting instrumentation systems comprised of GPIB, Serial, VXI, PXI, Ethernet, and USB interfaces which are wired forms of communications and widely used in traditional instruments. Universal smart instruments adopt ubiquitous wireless connectivity for communications between a sensor and the smartphone. The wired form communications used in virtual instruments cannot be applied to wireless communications supported by smartphone. Industry-standard computers or workstations have more powerful computational capability, memories and storage to deal with demanding applications in modern industrial measurement systems than those found on smartphones. The software architecture designed in universal smart instruments is significantly different from that of virtual instruments. There are many applications running on smartphones. Universal smart instrument software should not interfere with other software. Mobile application programming and wireless communication technologies are the major holdup for instrument engineers who do not have the mobile application programming and wireless communication expertise. Focus Universal Inc. provided a comprehensive package including both universal instrument application software for smartphones or mobile devices, and hardware for wireless communications between smartphones and sensors, called universal smart device. These technologies, including instrument protocol, completely eliminate those holdups. No smartphone programming and/or wireless communication knowledge are required, instrument engineers just use their traditional embedded programming and spend a small fraction of their time to code the instrument specification into the data acquisition modules including sensors or probes according to the universal smart protocol, and then enjoy the huge hardware reduction and more functionalities provided or supported by the smartphone. The instrument design was simplified to the data acquisition design; all other functions were achieved by the universal smart instrument software. Universal smart technology offers the potential to standardization of the instrument design.

Universal smart technologies are designed so that a single software package and hardware support all instrumentation applications, no new software and hardware is needed. Traditional instrument manufacturers still migrate from their traditional instruments to the state-of-the-art universal wireless smart instruments seamlessly. Instrumentation is a huge industry which covers a variety of industry fields including commercial, industrial, military, medical, healthcare, scientific and daily life. It is very difficult to estimate its market value; McKinsey Global Institute estimated that the impact of the Internet of Things on the global economy might be as high as $6.2 trillion by 2025[1]. Cisco predicts the global Internet of Things market will be $14.4 trillion by 2022.[2] The Internet of Things is just a fraction of the instrumentation market.

Our Approach to Measurement and Sensing

We offer a different approach that links handheld devices and sensors with common smartphone computing power through an application on the smartphone in both IOS and Android devices. Tapping into the computing power of a smartphone enables a measurement device to increase its capabilities.

We also offer an array of traditional handheld meters through our wholesale distribution platform.

________________

[1] http://www.mckinsey.com/industries/high-tech/our-insights/the-internet-of-things-sizing-up-the-opportunity.

[2] http://www.forbes.com/sites/louiscolumbus/2015/12/27/roundup-of-internet-of-things-forecasts-and-market-estimates-2015/#2305058e48a0.

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Ubiquitor Wireless Universal Sensor Device

Our “Ubiquitor,” device will be a handheld fully modular system with a universal sensor node and gateway system that will use a smartphone as the output display module that displays the readings of various probe modules. We have initial functioning prototype devices created and intend to develop this into full-scale production. The Ubiquitor will be a wireless sensor device that combines measuring tools with smartphone technology to quickly deliver sensor node data on desktop and mobile phone screens. The Ubiquitor’s sensor analytics system will integrate event-monitoring, storage and analytics software in a cohesive package that provides a holistic view of sensor data it is reading.

The physical hardware consists of:

1.	The sensor probes, which come in hundreds of different varieties of sensor instruments in the form of a USB stick, with both male and female ports; and

2.	The main hardware gateway, a small cell phone size device with integrated circuits.

This device can connect up to 2.5 kilometers of sensor instruments, and integrate data using embedded software to display the data and all analytics onto a digital screen (desktop or mobile displays) using a Wi-Fi connection. Most types of probes can connect to the hardware. If the sensor size is bigger than the standard probe size, it is possible to simply use a USB cable to connect the probe and the hub. All data and analytics are displayed on a single screen, with tools that record and keep track of all measurements, and sort and display analytic information in easy to read charts.

The Ubiquitor is a general platform that collects data in real time, up to 100hz per second, and thus is intended to be adapted to many industrial uses.

The Ubiquitor is a multipurpose wireless intelligent sensor device. Its greatest advantage is universal compatibility. Currently, the Ubiquitor device could simultaneously accommodate more than 256 different types of sensor heads. Users could use their smartphones to simultaneously operate and monitor over 256 kinds of sensor readings. With our technology, users only need to obtain the sensor heads, facilitating ease and convenience of use. Using a smartphone, users can collect and analyze data in real time.

By using the smartphone as a substitute platform, we believe we will achieve the following efficiencies:

1.	Cut production costs. Smartphone technology will advance and become more widely used than the vast majority products on the small sensor device market. By utilizing smartphone technology, the Ubiquitor will add superior functionality and performance, improve the product’s quality and cutting production costs.

2.	Reduce the effort required to develop a new sensor product. With the Ubiquitor, we believe that there will be no need for device manufacturers to research and develop the new monitoring and operating components because they will just need to develop new sensor heads based on our software technology.

3.	Reduce clutter. It is anticipated that the Ubiquitor dispenses with the hassle of hooking up cables, since it is based on wireless transmission of data.

Other Traditional Handheld Meters

Filter and Handheld Meter Wholesaler

We are a wholesaler of various filtration products and digital meters. We source our products from manufacturers in China and then sell to a major U.S. distributor who resells our products directly to consumers through retail distribution channels. Specifically, we sell the following products.

21

Fan Speed Adjuster device. We provide a fan speed adjuster device to retailers and distributors. Designed specifically for centrifugal fans with brushless motors, our adjuster device helps ensure longer life by preventing damage to fan motors by adjusting the speed of centrifugal fans without causing the motor to hum. These devices are rated for 350 watts max, have 120VAC voltage capacity and feature an internal, electronic auto-resetting circuit breaker.

Carbon filter devices. We also sell two types of carbon filter devices to distributors. These Carbon filter devices are professional grade filters specifically designed and used to filter air in greenhouses that might be polluted by fermenting organics. One of these filters can be attached to a centrifugal fan to scrub the air in a constant circle or can be attached to an exhaust line as a single pass filter, which moves air out of the growing area and filters unwanted odors and removes pollens, dust, and other debris in the air. The other filter is designed to be used with fans from 0-6000 C.F.M.

HEPA filtration device. We provide an organic air high efficiency particulate arrestance (“HEPA”) filtration device at wholesale prices to distributors and retailers. Manufactured, tested, certified, and labeled in accordance with current HEPA filter standards, this device is targeted towards greenhouses and grow rooms and designed to keep insects, bacteria, and mold out of grow rooms. We sell these devices in various sizes.

Digital light meter. We provide a handheld digital light meter that is used to measure luminance in fc units, or foot-candles. The meter we sell is designed to be full cosine corrected for the angular incidence of light (meaning if you are not holding the sensor perpendicular to the light source, the sensor will still read the light correctly). The meter has a built-in low battery indicator and is designed to accurately measure to 40,000 FC.

Quantum par meter. We provide a handheld quantum par meter used to measure photosynthetically active radiation (“PAR”). This fully portable handheld PAR meter is designed to measure PAR flux in wavelengths ranging from 400 to 700 nm. It is designed to measure up to 10,000 umol.

Strategy

Strategy and Marketing Plan

We have designed, manufactured, marketed and distributed our electronic measurement devices, such as temperature humidity meters, digital meters, quantum PAR meters, pH meters, TDS meters and CO2 monitors, for many years and have many loyal customers. The universal smart technology has been applied to our existing traditional devices and demonstrated functionality and hardware cost savings. We believe we have achieved hardware cost savings in the range of 70% to 90%. Prototypes were sent to our customers for demonstrations and evaluation. Currently, we are in the stage of producing a pilot manufacturing run. The first round of pilot production was completed in May 2016. The second round of pilot production was completed in July 2016. We are continuing our future strategic and marketing plans, however, the products from our first and second pilot production will still be offered in the future.

Smartphones are an integral part of our wireless universal smart technology system. Both wireless and wired communication connectivity are used and targeted on different applications. In wired connectivity, the data acquisition module is connected through the audio port in the smartphone. The smartphone is used to replace a traditional instrument. Compared with the wireless solution, the wireless communication module or even the power supply used for data acquisition module are eliminated in the design, as a consequence of this some hardware costs are saved. End users are not able to access the sensors or probes remotely. We believe that the instruments based on wired universal smart technology are not as convenient as their wireless counterparts. Currently, in the industry, however, wired instruments are cheaper.

We believe that being the first ones in the market provides a significant and sustained market-share advantage over later competitors. We first focus on our existing instruments and convert them to universal smart devices and market them to our existing customers.

We are putting together an internal sales team with the proceeds of the offering in order to get established for the marketing efforts.

22

We believe that wireless universal smart technology will play a critical role for traditional industrial instrument manufacturers, as it is too expensive and difficult to develop industrial instrument sensors for medium or smaller companies. The cost factor is the first consideration when deciding whether a company wants to develop smart wireless technologies and implement them in their products. There are hundreds of thousands of instrument manufacturers and trillion-dollar revenues for this manufacturing industry in China. We plan to open a sales department in China dedicate to promoting our technologies to local instrument manufacturers.

Smartphones have been seamlessly integrated into our daily life. A large number of functions and services have become accessible to the masses through the use of smart phones. The proliferation of the smartphone and its user-friendly interface, which allows access to digital information, will cause these devices to become a crucial part of our wireless universal smart instruments.

Our goals over the next three years include:

•	Raise capital to move to full manufacturing and production for our Ubiquitor device;

•	Partner with manufacturers and promote the adoption of our Ubiquitor platform;

•	Acquire a stable market share of the handheld wireless sensor device market;

•	Continue to develop market share in our wholesale distribution of sensors and filters; and

•	Utilize our internet marketing strategies to market our handheld sensors and filters.

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor product as the industry standard in universal wireless sensor reading technology;

•	Establish strategic supply chain channels to facilitate efficient production operations; and

•	Communicate the product and service differentiation through direct networking and effective marketing.

Distribution Method

We intend to continue engaging in relationships with Chinese manufacturers and then distribute our products to distributors and retailers directly from the Chinese manufacturers and then we intend to distribute the Ubiquitor by selling directly to traditional instrument manufacturers. We believe that traditional instrument manufacturers will adopt this technology since the Ubiquitor device is intended to consolidate various other sensors.

We intend to manufacture and market the Ubiquitor and sell it directly to consumers or distributors using internet marketing and also using channels such as Amazon.com and to launch the product through crowdfunding sites like indiegogo and kickstarter.com. We also intend to establish a marketing department overseas in China.

Raw Materials

The electronic components used in the Ubiquitor are common and can be easily purchased. Production and assembly lines are also available worldwide.

Manufacturing and Production

We have a limited production facility in California where small and medium sized circuit board production can take place until we have enough sales to convert manufacturing to a large-scale manufacturing facility in China, where we have key strategic relationships with manufacturing facilities.

23

Competitors

There are several competitors we have identified in the wireless sensor node industry, including traditional instruments or devices manufacturers such as Hanna Instruments or Extech Instruments.

Hach developed and launched SC1000 Multi-parameter Universal Controller, a probe module for connecting up to 8 SC sensors and their products are not compatible with smart phones yet and we believe their price-point is still prohibitive to consumers.

Monnit Corporation offers a range of wireless or remote sensors. Many of Monnit’s products are web-based wireless sensors usually are not portable because of the power consumption. Also, the sensors real-time updates are slow and we believe security of the web-based sensor data acquisition also may be a concern. In addition to purchasing the device, consumers usually have to pay monthly fee for using web-based services.

We are not trying to compete with traditional instruments or device manufacturers because we utilize our Ubiquitor universal smart device in conjunction with our generic instrument’s smartphone application, which we believe will be a completely different product category.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

On November 4, 2016 we filed a U.S. patent application number 15/344,041 with the U.S. Patent and Trademark Office. On March 5, 2018, we issued a press release announcing that the U.S. Patent and Trademark Office had issued an Issue Notification for U.S. Patent Application No. 9924295 entitled “Universal Smart Device,” which covers a patent application regarding the Company’s Universal Smart Device. The patent was granted on March 20, 2018.

Research and Development Activities

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business.

Employees

As of the date of this Registration Statement we have eight full-time and two part-time employees, the Company’s officers, our President Dr. Edward Lee, our Chief Executive Officer, and Secretary, Desheng Wang, and our Chief Financial Officer, Duncan Lee. Our officers and directors are responsible for planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. Our eight full-time employees are working in the warehouse orchestrating the development and distribution of our handheld sensor devices as well as our filters.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We incorporate our audited financials on file with Sec.gov herein by reference. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain Forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any Forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Narrative Description of the Business

Focus Universal Inc. (“the Company”, “we”, “us” or “our”) currently conducts business as a handheld sensor systems and filters wholesaler to distribution platforms. We are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

Through a merger with Perfecular Inc., we strategically expanded our business to the manufacture and marketing of high-tech electronic devices. We realized that Internet marketing would not be sufficient to generate sales of our products, particularly the Ubiquitor product. We are going to focus on all types of marketing, particularly marketing directly to established consumer distributions retailers. For this reason, during the first quarter of 2016 we decided to emphasize our sales of handheld sensors and air filters and discontinue our marketing and advertising business segment. Through the development and creation of our Ubiquitor device, we anticipate that sales and marketing involved with bringing this product to market will require us to hire a number of new employees in order to gain traction in the market as well as continue to expand such sales of our existing sensor and air filter products.

For years ended December 31, 2017 and 2016, we generated significant amount of revenue from sales of a broad selection of agricultural sensors and measurement equipment which was the primary business for Perfecular and is now our primary business.

Our current products include:

Scientific Instrument Research and Development and Sales

Engineers and scientists use instrumentation to observe, understand, and manage real-world data and phenomena, events, and processes related to their industries or areas of expertise. Instrumentation systems that we are researching and developing measure and control electrical signals, such as voltage, current and power, as well as temperature, pressure, speed, flow, volume, torque, light sensing, and vibration for example. Common general-purpose instruments in our market segment include, for example, voltmeters, signal generators, oscilloscopes, data loggers, spectrum analyzers, cameras, and temperature and pressure monitors and controllers. Systems that perform measurement and control can be generally categorized as test, measurement, and embedded systems.

A New Approach to Measurement and Sensing

We offer a different approach than what is currently on the market because we are attempting to establish a demand for devices that link handheld devices and sensors with common smartphone computing power through an application on the smartphone in both IOS and Android devices. Tapping into the computing power of a smartphone enables a measurement device to increase its capabilities.

We also offer an array of traditional handheld measurement and control meters through our wholesale distribution platform.

25

Filter and Handheld Meter Wholesaler

We are a wholesaler of various filtration products and digital meters. We source our products from manufacturers in China and then sell to a major U.S. distributor who resells our products directly to consumers through retail distribution channels. Specifically, we sell the following products:

Fan Speed Adjuster device. We provide a fan speed adjuster device to retailers and distributors. Designed specifically for centrifugal fans with brushless motors, our adjuster device helps ensure longer life by preventing damage to fan motors by adjusting the speed of centrifugal fans without causing the motor to hum. These devices are rated for 350 watts max, have 120VAC voltage capacity and feature an internal, electronic auto-resetting circuit breaker.

Carbon filter devices. We also sell two types of carbon filter devices to distributors. These Carbon filter devices are professional grade filters specifically designed and used to filter air in greenhouses that might be polluted by fermenting organics. One of these filters can be attached to a centrifugal fan to scrub the air in a constant circle or can be attached to an exhaust line as a single pass filter, which moves air out of the growing area and filters unwanted odors and removes pollens, dust, and other debris in the air. The other filter is designed to be used with fans from 0-6000 C.F.M.

HEPA filtration device. We provide an organic air high efficiency particulate arrestance (“HEPA”) filtration device at wholesale prices to distributors and retailers. Manufactured, tested, certified, and labeled in accordance with current HEPA filter standards, this device is targeted towards greenhouses and grow rooms and designed to keep insects, bacteria, and mold out of grow rooms. We sell these devices in various sizes.

Digital light meter. We provide a handheld digital light meter that is used to measure luminance in fc units, or foot-candles. The meter we sell is designed to be full cosine corrected for the angular incidence of light (meaning if you are not holding the sensor perpendicular to the light source, the sensor will still read the light correctly). The meter has a built-in low battery indicator and is designed to accurately measure to 40,000 FC.

Quantum par meter. We provide a handheld quantum par meter used to measure photosynthetically active radiation (“PAR”). This fully portable handheld PAR meter is designed to measure PAR flux in wavelengths ranging from 400 to 700 nm. It is designed to measure up to 10,000 umol.

Ubiquitor Wireless Universal Sensor Device

We have fully researched and developed a device we call the “Ubiquitor,” which is a handheld fully modular system with a universal sensor node and gateway system that uses a smartphone as the output display module that displays the readings of various probe modules. We have completed an initial production run of 1,000 devices and intend to develop this into full-scale production as soon as possible. The Ubiquitor is a wireless sensor device that combines measuring tools with smartphone technology to quickly deliver sensor node data on desktop and mobile phone screens. The Ubiquitor’s sensor analytics system will integrate event-monitoring, storage and analytics software in a cohesive package that we hope will provide a holistic view of sensor data it is reading.

After sending our circuit boards to China for soldering at an unaffiliated manufacturing facility, we assembled the initial production run at our facilities here in the City of Industry. This initial production run will allow us to show large distributors and consumers the capabilities of the Ubiquitor which we hope will generate demand.

The physical hardware consists of:

1.	The sensor probes, which come in hundreds of different varieties of sensor instruments in the form of a USB stick, with both male and female ports; and

2.	The main hardware gateway, a small cell phone size device with integrated circuits.

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This device is intended to connect up to 2.5 kilometers of sensor instruments, and integrate data using embedded software to display the data and all analytics onto a digital screen (desktop or mobile displays) using multiple types of wireless connections (i.e., Wi-Fi, Bluetooth, 3G and 4G). Most types of probes can connect to the hardware. If the sensor size is bigger than the standard probe size, it is possible to simply use a USB cable to connect the probe and the hub. All data and analytics are displayed on a single screen, with tools that record and keep track of all measurements, and sort and display analytic information in easy to read charts.

The Ubiquitor is a general platform that collects data in real time, up to 100hz per second, and thus is intended to be adapted to many industries’ uses.

The Ubiquitor is a multipurpose wireless intelligent sensor device that will be intended to achieve universal compatibility. Currently, the Ubiquitor device could simultaneously accommodate more than 256 different types of sensor heads. Users could use their smartphones to simultaneously operate and monitor over 256 kinds of sensor readings. With Perfecular’s technology, users only need to obtain the sensor heads, facilitating ease and convenience of use. Using a smartphone, users can collect and analyze data in real time. We have not yet started research and development of a second generation Ubiquitor device, but once we demonstrate the market for this product intend to begin such research and development.

Intellectual Property Protection

On November 4, 2016 we filed a U.S. patent application number 15/344,041 with the U.S. Patent and Trademark Office. We hope this full patent application protects the Ubiquitor universal sensor device. On March 5, 2018, Focus Universal Inc. (the "Company") issued a press release announcing that the U.S. Patent and Trademark Office has issued an Issue Notification for U.S. Patent Application No. 9924295 entitled “Universal Smart Device,” which covers a patent application regarding the Company’s Universal Smart Device.

Competitors

There are several competitors we have identified in the wireless sensor node industry, including traditional instruments or devices manufacturers such as Hanna Instruments or Extech Instruments.

Hach developed and launched SC1000 Multi-parameter Universal Controller, a probe module for connecting up to 8 SC sensors and their products are not compatible with smart phones yet and we believe their price-point is still prohibitive to consumers.

Monnit Corporation offers a range of wireless or remote sensors. Many of Monnit’s products are web-based wireless sensors usually are not portable because of the power consumption. Also, the sensors real-time updates are slow, and we believe security of the web-based sensor data acquisition also may be a concern. In addition to purchasing the device, consumers usually have to pay monthly fee for using web-based services.

We are not trying to compete with traditional instruments or device manufacturers because we utilize our Ubiquitor universal smart device in conjunction with our generic instrument’s smartphone application, which we believe will be a completely different product category.

Market Potential

We believe that wireless universal smart technology will play a critical role for traditional instrument manufacturers, as it is too expensive and difficult to develop for medium or smaller companies. The cost factor is the first consideration when deciding whether a company wants to develop smart wireless technologies and implement them in their products or use them in their field testing. We also hope to play a role in academic laboratories, particularly with smaller academic laboratories who are sensitive to price.

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Results of Operations

Results of operations for the three months ended June 30, 2018 compared to the three months ended June 30, 2017.

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the three months ended June 30, 2018 and 2017, was $39,780 and $628,631, respectively, which included revenue from related party of $3,200 and $3,563, respectively. Our cost of consolidated cost of revenues for the three months ended June 30, 2018 and 2017, was $9,761 and $544,898, respectively, resulting in a gross profit of $30,019 and $83,733 for the three months ended June 30, 2018 and 2017, respectively. The Company has been phasing out the sale of its older products while currently developing new products for sale.

Operating Costs and Expenses

The major components of our operating expenses for the three months ended June 30, 2018 and 2017 are outlined in the table below:

	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2017	Increase (Decrease) $
Officer compensation	$30,000	$30,000	$–
Research and development	56,771	55,453	1,318
Professional fees	513,736	41,797	471,939
General and administrative	135,874	60,673	75,201
Total operating expenses	$736,381	$187,923	$548,458

General and administrative expenses of $135,874 incurred during the three months ended June 30, 2018 primarily consisted of capital fundraising expenses of $56,000, office rent of $14,315 and salaries of $28,404. General and administrative expenses of $60,673 incurred during the three months ended June 30, 2017 primarily consisted of office rent of $14,879 and salaries of $27,482. The increase was mainly due to increased marketing fee in 2018.

Professional fees increased from $41,797 during the three months ended June 30, 2017 to $513,736 during the three months ended June 30, 2018, an increase of $471,939. The increase of professional fees is mainly due to services incurred for private placement and professional engaged for potential investment.

Officer compensation was $30,000 for three months ended June 30, 2017 and 2018. Research and development was $56,771 and $55,453 for the three months ended June 30, 2018 and 2017.

Net Losses

During the three months ended June 30, 2018 and 2017, we incurred net losses of $1,095,278 and $104,970 respectively, due to the factors discussed above.

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Results of operations for the six months ended June 30, 2018 compared to the six months ended June, 2017.

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the six months ended June 30, 2018 and 2017, was $108,332 and $898,084, respectively, which included revenue from related party of $10,575 and $6,571, respectively. Our cost of consolidated cost of revenues for the six months ended June 30, 2018 and 2017, was $27,685 and $752,496, respectively, resulting in a gross profit of $80,647 and $145,588 for the six months ended June 30, 2018 and 2017, respectively. The Company has been phasing out the sale of its old products while currently developing new products for sale.

Operating Costs and Expenses

The major components of our operating expenses for the three months ended June 30, 2018 and 2017 are outlined in the table below:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017	Increase (Decrease) $
Officer compensation	$60,000	$60,000	$–
Research and development	107,789	109,929	(2,140)
Professional fees	563,897	69,778	494,119
General and administrative	205,037	123,582	81,455
Total operating expenses	$936,723	$363,289	$573,434

General and administrative expenses of $205,037 incurred during the six months ended June 30, 2018 primarily consisted of capital fundraising expenses of $68,000, office rent of $24,815 and salaries of $54,427. General and administrative expenses of $363,289 incurred during the six months ended June 30, 2017 primarily consisted of office rent of $22,000 and salaries of $55,171. The increase was mainly due to increased marketing fee incurred in 2018.

Professional fees increased from $69,778 during the six months ended June 30, 2018 to $563,897 during the six months ended June 30, 2017, an increase of $494,119. The increase of professional fees is mainly due to services incurred for private placement and professional engaged for potential investment.

Officer compensation was $60,000 for six months ended June 30, 2017 and 2018. Research and development was $107,789 and $109,929 for the six months ended June 30, 2018 and 2017.

Net Losses

During the six months ended June 30, 2018 and 2017, we incurred net losses of $1,299,111 and $213,685 respectively, due to the factors discussed above.

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Liquidity and Capital Resources

Working Capital

	June 30, 2018	December 31, 2017
Current Assets	$3,808,402	$476,985
Current Liabilities	(380,730)	(481,790)
Working Capital	$3,427,672	$(4,805)

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
Net cash used in operating activities	$(528,684)	$(109,177)
Net cash used in investing activities	–	–
Net cash provided by financing activities	3,855,512	420,000
Net change in cash and cash equivalents	$3,326,828	$310,823

Cash Flows from Operating Activities

Our net cash outflows from operating activities of $528,684 for the six months ended June 30, 2018 was primarily the result of our net loss of $1,299,111, and changes in our operating assets and liabilities. Our net cash outflows from operating activities of $109,177 for the six months ended June 30, 2017, was primarily the result of our net loss of $213,685 and changes in our operating assets and liabilities.

We expect that cash flows from operating activities may fluctuate in future periods as a result of a number of factors, including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The Company did not incur any cash flow from investing activities for the six months ended June 30, 2018 and 2017.

Cash Flows from Financing Activities

Our net cash inflows from financing activities of $3,855,512 for the six months ended June 30, 2018 was primarily due to the sale of common stock through private placement. Our net cash inflows from financing activities of $420,000 for the six months ended June 30, 2017 was due to the issuance of a convertible promissory note.

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Off Balance Sheet Arrangements

As of June 30, 2018, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation SK.

For the year ended December 31, 2017 compared to the year ended December 31, 2016

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the year ended December 31, 2017 and 2016 was $898,084 and $1,121,978, respectively. Our cost of revenues for the year ended December 31, 2017 and 2016 was $726,252 and $866,559, respectively, resulting in a gross profit of $171,832 and $255,419 for the year ended December 31, 2017 and 2016, respectively. Revenue decreased due to decrease in demand from the Company’s customers. The sales concentrate on one customer which consists of 99% of the revenue. The Company’s sales fluctuate based on the customer’s demand.

For years ended December 31, 2017 and 2016, we generated a significant amount of revenue from sales of our broad selection of measurement equipment and sensors equipment which was the primary business for Perfecular and is now our primary business.

We hired an independent third-party contractor who performed web development beginning in the first quarter of 2015. This service was terminated on April 30, 2016 as we discontinued offering digital marketing services to third parties.

Operating Expenses

The major components of our operating expenses for the year ended December 31, 2017 and 2016 are outlined in the table below:

	December 31, 2017	December 31, 2016

Compensation - officers	$120,000	$121,385
Research and development	208,238	201,899
Professional fees	107,899	142,955
General and administrative	255,531	256,210
	$691,668	$722,449

The decrease in our operating costs for year ended December 31, 2017, compared to year ended December 31, 2016, was mainly due to decrease in professional fees. For the year ended December 2017, operating expenses consists of general and administrative expenses of $255,531, including office rent $51,167, employees’ salary expenses of $108,191, and payroll tax expenses of $38,991; officer’s compensation expenses of $120,000; professional fees including audit and accounting fees of $75,551 and legal fees of $32,348; research and development expenses of $208,238. Operating expenses decreased $30,781, 4% from $722,449 in 2016 to $691,668. The decrease was mainly from professional fees. The Company incurred more professional fees in 2016 due to accounting and legal professional services rendered for the merger.

Net Losses

During the year ended December 31, 2017 and 2016, we incurred net losses of $626,361 and $467,434, respectively, due to the factors discussed above.

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Liquidity and Capital Resources

Working Capital

	As of December 31, 2017	As of December 31, 2016
Current Assets	$476,985	$452,424
Current Liabilities	$(481,790)	$(431,439)
Working Capital (Deficit)	$(4,805)	$20,985

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the year ended December 31, 2017	For the year ended December 31, 2016

Cash used in operating activities	$(445,673)	$(400,803)
Cash used in investing activities	–	(8,239)
Cash provided by (used in) financing activities	500,000	(82,902)
Net increase (decrease) in cash	54,327	(491,944)

Due to the merger with Perfecular Inc. we anticipate that for the next year we will be generating cash from more diversified revenue stream as mentioned under Item 1, Company Background. We believe that our cash generated from operations and cash on hand will provide sufficient capital to fund our operations and meet our cash needs on a short term and long-term basis for the next twelve months. We intend to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof to expand our business so that we can meet our cash needs.

Cash Flows from Operating Activities

Our cash flows from operating activities represent the most significant source of funding for our operations. The primary use of our operating cash include funding general operating expenses (marketing, travel, legal and professional expenses, and office rent) and cost of revenues. Our cash provided by operating activities generally follows the trend in our net revenues and operating results.

Our net cash used in operating activities of $445,673 for the year ended December 31, 2017 was primarily the result of our net loss of $626,361 largely offset for cash flow purposes by changes in our operating assets and liabilities. These changes include increase in accounts receivable of $747, decrease in accounts receivable – related party of $9,768, decrease in inventories of $30,333, increase in prepaid expense of $318, decrease in deposit of $17,516, increase in accounts payable and accrued liabilities of $72,807, increase in accounts payable – related party of $7,936, decrease in customer deposit of $30,392, and decrease in deferred rent of $468. Adjustment to reconcile net loss to net cash used in operating activities includes decrease in inventory reserve of $9,270, depreciation expense of $2,181, and amortization of debt discount of $81,342. The variances of the operating activities are mainly due to collection of accounts receivable balances from 2016 and sales of inventories.

Our net cash used in operating activities of $400,803 for the year ended December 31, 2016 was primarily the result of our net loss of $467,434 largely offset for cash flow purposes by changes in our operating assets and liabilities. These changes include decrease in accounts receivable of $81,325, increase in accounts receivable – related party of $10,332, increase in inventories of $53,258, decrease in prepaid expense of $6,999, increase in accounts payable and accrued liabilities of $85,021, increase in accounts payable – related party of $7,564, decrease in customer deposit of $77,903, and decrease in deferred rent of $443. Adjustment to reconcile net loss to net cash used in operating activities includes increase in inventory reserve of $26,528, and depreciation expense of $1,130. The variances of the operating activities are mainly due to collection of accounts receivable balances from 2015 and sales of inventories.

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We expect that cash changes in operating activities may fluctuate in future periods as a result of a number of factors including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The net cash used in investing activities of $0 and $8,239 for the years ended December 31, 2017 and 2016, respectively, represents funds used to purchase property and equipment for the Company.

Cash Flows from Financing Activities

During the year ended December 31, 2017, the Company issued convertible note to third party of $500,000. The funds were used in the Company’s operations.

The Company paid off a loan of $63,369 during the year ended December 31, 2016 to a related party entity, Vitashower, Corp., which is under common ownership and management and repaid $19,534 of loans from shareholders.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Operating lease

Total rent expense was $51,167 and $66,585 for the twelve months ended December 31, 2017 and 2016, respectively.

Future minimum lease commitments are as follows:

December 31,	Rent Expense
2018	$42,840
2019	14,420
Thereafter	–

Convertible promissory note

On June 30, 2017 and again on July 28, 2017, the Company received $420,000 and $80,000, respectively through a series of two unsecured convertible promissory notes from the same unrelated third party (the “2017 Notes”). The 2017 Notes bear interest at 10% per annum, are due on June 30, 2020 and July 28, 2020 respectively and are unsecured. The 2017 Notes contain a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $1.75 per share. The Company determined that the convertible promissory notes contain beneficial conversion features that are valued at $420,000 and $80,000 respectively; however, the amount recorded as the beneficial conversion feature is limited to the face amount of the convertible promissory note. This beneficial conversion feature of $420,000 and $80,000 has been recorded in the financial statements to additional paid-in capital and as a discount to the convertible promissory payable. The debt discounts are being amortized over the terms of the 2017 Notes. The Company recognized interest expense of $81,342 during the year ended December 31, 2017 related to the amortization of the debt discounts.

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Going concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. As of December 31, 2017, the Company had a net loss and had negative cash flow from operating activities of $626,361 and $445,673, respectively. The Company also had an accumulated deficit of $1,978,794. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this Prospectus:

Name	Age	Position
Dr. Edward Lee*	54	President and Director
Dr. Desheng Wang**	53	Chief Executive Officer, Secretary, and Director
Duncan Lee***	34	Chief Financial Officer
Dr. Jennifer Gu*	50	Director
Michael Pope****	38	Director (1)
Sheri Lofgren****	61	Director (1)
Sean Warren****	47	Director (1)
Carine Clark****	54	Director (1)

* Appointed director on October 21, 2015

** Appointed director on December 29, 2014

*** Appointed director on April 2, 2018

**** Appointed director on June 8, 2018

(1) Independent director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elect officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

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Biographical Information Regarding Officers and Directors

Desheng Wang

Dr. Desheng Wang was appointed as Chief Executive Officer, Secretary, and is a director nominee effective as of December 29, 2014. Dr. Wang has over 20 years of professional experience in mobile technology. Dr. Wang earned his bachelor’s degree from Hebei Normal University, Physics Department in 1985. In 1988, Dr. Wang earned his master’s degree from Dalian Institute of Chemical Physics at the Chinese Academy of Science in 1988. Dr. Wang earned his Ph.D. in Chemistry at Emory University in 1994. Dr. Wang served as a senior research fellow at California Institute of Technology from 1994-2011. Over the last five years, Dr. Wang has served as president of Vitashower Corporation and formerly as President of Perfecular Inc.

Edward Lee

President and Director. Dr. Edward Lee was born in 1963 in Henan, China. Received his bachelor’s degree in Mathematics at Lanzhou University in 1983, received his master’s degree at University of Science and Technology of China in 1985 and earned his Ph.D. in Mathematics at University of Florida in 1991. Dr. Lee worked as an assistant professor at Tsinghua University in 1986 and National University of Singapore in 1992. Dr. Lee currently serves as CEO of AIDP. AIDP is a leading supplier of dietary supplement ingredients, focusing on research & development and marketing and sales of proprietary ingredients like Magtein, KoACT, Predtic X, Long Jax etc. Dr. Lee is also serving as the Vice President of the American Chinese Medicine Association.

Duncan Lee

Duncan Lee, age 34, is presently a licensed Certified Public Accountant. Mr. Lee graduated in 2006 with a bachelor’s degree in Accounting from the University of Southern California and has more than 11 years of experience with public company accounting and financial reporting with the SEC. Mr. Lee worked on the audit staff of the PCAOB accounting firm of Moore Stephens Wurth Frazer and Torbet LLP and then worked as a senior associate at the PCAOB accounting firm of Simon & Edward, LLP in Diamond Bar, CA. Since 2011, Mr. Lee worked in-house as a staff accountant at a public company called Merion, Inc. preparing their S-1 filing (which was approved), and their routine securities filings, including their 10-K and 10-Q filings.

Jennifer Gu

Director. Dr. Jennifer Gu was born in 1967 in Anhui, China. Dr. Gu earned her bachelor’s degree in Biology from University of Florida in 1990 and earned her Ph.D. in Experimental Pathology at University of California, Los Angeles in 1997. She also completed post-doctoral research at the California Institute of Technology in 2004. Dr. Gu is currently serving as the Vice President of Research & Development at AIDP.

Michael Pope

Mr. Pope has served as President of Boxlight Corporation (Nasdaq: BOXL), a global education technology provider since July 2015. He previously served as Managing Director of Vert Capital Corp., a Los Angeles based private equity, and Chief Financial Officer and Chief Operating Officer for the Taylor Family. As a seasoned, global executive, Mr. Pope has lead over 50 buy-side transactions and raised over $200 million in debt and equity financings. He brings specific experience with fundraising, investor relations, mergers and acquisitions, and corporate strategy. Mr. Pope holds an active CPA license and serves on the boards of various private and public organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University.

Sheri Lofgren

Sheri Lofgren has served as a financial consultant since March 2018. She served as Chief Financial Officer for Boxlight Corporation (Nasdaq: BOXL), a global education technology provider, from September 2014 to March 2018. She was Chief Financial Officer at Logical Choice Technologies, Inc., a distributor of interactive technologies to the education market, from 2005 to 2013. Ms. Lofgren is a certified public accountant with extensive experience in financial accounting and management, operational improvement, budgeting and cost control, cash management and treasury, along with broad audit experience, internal control knowledge and internal and external reporting. She started her career with KPMG and then joined Tarica and Whittemore, an Atlanta based CPA firm, as an audit manager. Ms. Lofgren is a graduate of Georgia State University where she earned a B.A. in Business Administration – Accounting.

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Sean Warren

Sean Warren is a talented and seasoned executive with over 25 years of experience in technology and enterprise technology systems. He brings a wealth of expertise with particular strengths in areas such as software development, cloud management, enterprise infrastructure development and full spectrum of IT compliance. Sean has been the CIO of Mountain Medical, Veyo Medical and VP of IT at Larry Miller. He has worked for technology companies as Omniture, Adobe and director of cloud operations at Domo. Sean is fluent in Spanish and graduated from Florida State University in accounting.

Carine Clark

Carine Clark is a talented executive serving as president and CEO of four high-growth tech companies, specializing in helping companies scale from $10 million to $100 million or more. Her reputation as a data-driven marketing executive at Novell, Altiris and Symantec opened doors to lead Allegiance, MartizCX and Banyan as president and CEO. In addition, Clark serves on the executive boards of GOED (The Utah Governor's Office of Economic Development) and Silicon Slopes, a non-profit helping Utah’s tech community thrive. She has received numerous awards including the EY Entrepreneur of The Year® Award in the Utah Region and Utah Business Magazine’s CEO of the Year. Clark earned a bachelor’s degree in organizational communications and an MBA from Brigham Young University.

Corporate Governance

Our Chairperson of the Board is Edward Lee. Edward Lee, Desheng Wang and Jennifer Gu are the three members of our Board who are not independent directors. Michael Pope, Sheri Lofgren, Sean Warren, and Carine Clark are four members of our Board who are independent directors.

Director Attendance at Meetings

Our Board conducts its business through meetings of our Board, both in person and telephonic, and actions taken by written consent in lieu of meetings. During the year ended December 31, 2017, our Board held four meetings. All directors attended at least 75% of the meetings of our Board and of the committees of our Board on which they served during 2017.

Our Board encourages all directors to attend our annual meetings of stockholders unless it is not reasonably practicable for a director to do so.

Committees of our Board of Directors

Our Board has established and delegated certain responsibilities to its standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with our independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent registered public accounting firm and reviewing any transactions between our Company and related parties. Our independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.

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The Audit Committee operates under a written charter. The Audit Committee is required to be composed of directors who are independent under the rules of the SEC and the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”).

The current members of the Audit Committee are directors Ms. Sheri Lofgren, the Chairperson of the Audit Committee, Mr. Michael Pope and Mr. Sean Warren, all of whom have been determined by the Board to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to audit committee members. The Board has determined that Mr. Sheri Lofgren qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act of 2002. The Audit Committee did not meet during 2018 and did not take any actions by written consent.

Compensation Committee

The primary duties and responsibilities of our standing Compensation Committee are to review, modify and approve the overall compensation policies for the Company, including the compensation of the Company’s Chief Executive Officer and other senior management; establish and assess the adequacy of director compensation; and approve the adoption, amendment and termination of the Company’s stock option plans, pension and profit sharing plans, bonus plans and similar programs. The Compensation Committee may delegate to one or more officers the authority to make grants of options and restricted stock to eligible individuals other than officers and directors, subject to certain limitations. Additionally, the Compensation Committee has the authority to form subcommittees and to delegate authority to any such subcommittee. The Compensation Committee also has the authority, in its sole discretion, to select, retain and obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. Moreover, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.

The Compensation Committee operates under a written charter. All members of the Compensation Committee must satisfy the independence requirements of NASDAQ applicable to compensation committee members.

The Compensation Committee currently consists of directors Mr. Carine S. Clark, Mr. Sean Warren, and Mr. Sheri Lofgren. Mr. Carine S. Clark is the Chairperson of the Compensation Committee. Each of the Compensation Committee members have been determined by the Board to be independent under NASDAQ listing standards applicable to compensation committee members. The Compensation Committee did not meet during 2018 and did not take any actions by written consent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve on the Board; reviews and assesses the performance of the Board and the committees of the Board; and assesses the independence of our directors. The Nominating and Corporate Governance Committee is also responsible for reviewing the composition of the Board’s committees and making recommendations to the entire Board regarding the chairpersonship and membership of each committee. In addition, the Nominating and Corporate Governance Committee is responsible for developing corporate governance principles and periodically reviewing and assessing such principles, as well as periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.

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The Nominating and Corporate Governance Committee has adopted a charter that identifies the procedures whereby Board candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. We have implemented no material changes to the procedures by which stockholders may recommend nominees for the Board. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders that are submitted in writing to the Company’s Corporate Secretary in a timely manner and which provide necessary biographical and business experience information regarding the nominee. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria considered by the Nominating Committee, based on whether or not the candidate was recommended by a stockholder. The Board does not prescribe any minimum qualifications for director candidates, and all candidates for director will be evaluated based on their qualifications, diversity, age, skill and such other factors as deemed appropriate by the Nominating and Corporate Governance Committee given the current needs of the Board, the committees of the Board and the Company. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, it considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Absent other factors which may be material to its evaluation of a candidate, the Nominating and Corporate Governance Committee expects to recommend to the Board for selection incumbent directors who express an interest in continuing to serve on the Board. Following its evaluation of a proposed director’s candidacy, the Nominating and Corporate Governance Committee will make a recommendation as to whether the Board should nominate the proposed director candidate for election by the stockholders of the Company.

The Nominating and Corporate Governance Committee operates under a written charter. No member of the Nominating and Corporate Governance Committee may be an employee of the Company and each member must satisfy the independence requirements of NASDAQ and the SEC.

The Nominating and Corporate Governance Committee currently consists of directors Sean Warren, who is the chairperson of the committee, Mr. Michael Pope and Ms. Carine Clark. Each of the members of the Nominating and Corporate Governance Committee have been determined by the Board to be independent under NASDAQ listing standards. The Nominating and Corporate Governance Committee did not meet or take any actions by written consent during 2017.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board is ultimately responsible for risk oversight, various committees of our Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. In particular, the Audit Committee has the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our Board has also delegated primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board’s leadership structure provides appropriate checks and balances against undue risk taking.

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Code of Business Conduct and Ethics

Our Board has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code provides that any waivers of, or changes to, the Code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code includes updated procedures for non-executive officer employees to seek waivers of the Code.

Director Independence

Our Company is governed by our Board. Currently, each member of our Board, other than Mr. Edward Lee, Mr. Desheng Wang, and Ms. Jennifer Gu, is an independent director and all standing committees of our Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition applicable to boards of directors. For a director to be considered independent, our Board must determine that the director has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent. In determining the independence of members of the Compensation Committee, NASDAQ listing standards require our Board to consider certain factors, including but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director, and (2) whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. Under our Compensation Committee Charter, members of the Compensation Committee also must qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The independent members of the Board are Michael Pope, Sheri Lofgren, Sean Warren, and Carine Clark.

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EXECUTIVE COMPENSATION

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during years ended 2017, 2016, and 2015 awarded to, earned by or paid to our executive officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
Edward Lee President and Director	2017	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
Jennifer Gu Director	2017	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
Desheng Wang CEO, Secretary	2017	120,000	0	0	0	0	0	0	120,000
	2016	121,385	0	0	0	0	0	0	121,385
	2015	0	0	0	0	0	0	0	0
Duncan Lee Chief Financial Officer	2017	0	0	0	0	0	0	0	0
Xu Tang, President and Director	2015	0	0	0	0	0	0	0	0
Yan Chen Senior Vice President	2015	0	0	0	0	0	0	0	0
Tatyana Popova, Former President, CEO	2015	4,500	0	0	0	0	0	4,500	4,500
Elena Ignatenko Former CFO, Treasurer, Secretary	2015	4,500	0	0	0	0		4,500	4,500

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Narrative Disclosure Requirement for Summary Compensation Table

Compensation

We have not provided our named executive officers with perquisites or other personal benefits. As of year-end December 31, 2017, and 2016, only Dr. Wang has informally entered into compensation arrangements pursuant to services provided. As of December 31, 2017, no other officer or director has formally entered into any compensation arrangement for services provided under consulting agreements or employment agreements.

Retirement, Resignation, or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of our board of directors, including executive officers, did not receive any compensation for services as directors for 2017, 2016, or 2015.

For our independent directors, Mr. Michael Pope received 15,000 options to purchase common stock pursuant to our 2018 Stock Option Plan and will vest over a period of one year, and $20,000 cash compensation per year from year 2018. Ms. Sheri Lofgren received 15,000 options to purchase common stock pursuant to our 2018 Stock Option Plan and will vest over a period of one year, and $25,000 cash compensation per year from year 2018. Mr. Sean Warren received 15,000 options to purchase common stock pursuant to our 2018 Stock Option Plan and will vest over a period of one year, and $20,000 cash compensation per year from year 2018. Ms. Carrie Clark received 15,000 options to purchase common stock pursuant to our 2018 Stock Option Plan and will vest over a period of one year, and $20,000 cash compensation per year from year 2018.

Option Exercises and Stock Vested

We previously did not have a stock option plan in place; therefore, there were no options issued, outstanding, exercised, or stock issued or vested as compensation during the years ended December 31, 2017, 2016, and 2015.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-qualified deferred compensation plans for its employees or directors.

41

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2017.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward Lee President	–	–	–	–	–	–	–	–	–
Desheng Wang CEO, Secretary	–	–	–	–	–	–	–	–	–
Duncan Lee, CFO	–	–	–	–	–	–	–	–	–

42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 28, 2018: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of September 28, 2018, there were 40,907,010 shares of our common stock outstanding:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class

Named Directors and Executive Officers
Edward Lee	8,400,000	20.534%
Desheng Wang	14,392,400	35.183%
Duncan Lee	–	–
Jennifer Gu	–	–
Michael Pope	–	–
Sheri Lofgren	–	–
Sean Warren	–	–
Carine Clark	–	–
Directors and Executive Officers as a Group	22,792,400	55.717%

5% Shareholders
Desheng Wang	14,392,400	35.183%
Yan Chen	3,000,000	7.334%
Edward Lee	8,400,000	20.534%
All 5%+ Shareholders as a Group	25,792,400	63.051%

(1) Applicable percentage of ownership is based on 40,907,010 shares of common stock outstanding on September 28, 2018.

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days after the date of this prospectus, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days after the date of this prospectus, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

As of September 28, 2018, there were 25,400,000 shares of common stock outstanding owned by our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $10,575 and $6,571 for the six months ended June 30, 2018 and 2017, respectively, $7,375 and $3,008 for the three months ended June 30, 2018 and 2017, respectively. Account receivable balance due from Vitashower Corp. amounted to $19,200 and $564 as of June 30, 2018 and December 31, 2017, respectively.

43

On May 30, 2018, the CEO and majority shareholder of the Company lent the Company $50,000 for operation use. The loan had no interest and is due upon demand. The loan was repaid on July 12, 2018.

Compensation for services provided by the President and Chief Executive Officer for the six months ended June 30, 2018 and 2017 amounted to $30,000 and $30,000, respectively and three months ended June 30, 2018 and 2017 amounted to $30,000 and $30,000, respectively.

Consulting services provided by the President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer for the years ended December 31, 2017 and 2016 were as follows:

	For the year Ended December 31, 2017	For the year Ended December 31, 2016

President	$–	$–
Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	120,000	121,385
	$120,000	$121,385

Advances to (from) related party

Prior to the merger, the Company granted advances to or from Perfecular Inc. from time to time, and the advances are non-interest bearing. Total advances from Perfecular amounted to $12,448 as of March 31, 2015. The entire balance was paid off in January 2016.

Loan from stockholders

On February 25, 2015, the Company borrowed $100,000 from a stockholder for working capital. The loan bears an interest rate of 5% annually. The loan is unsecured and is due on demand. The outstanding balance was $100,000 at March 31, 2015, with accrued interest payable of $479 as of March 31, 2015. The entire balance plus accrued interest was paid off in October 2015.

From time to time, Perfecular has borrowed short-term loans from shareholders. At December 31, 2015, Perfecular has short-term loans payable totaled approximately $19,533. These loans are due upon the demand of the lender and were unsecured with annual interest rate of 0.55%. The entire balance plus accrued interest was paid off in February 2016.

Loan from related party

On February 1, 2015, the Company borrowed $20,000 from Perfecular. This loan is a demand loan payable upon the demand of the lender. The interest rate will accrue at 0.48% per annum and is unsecured. The outstanding balance for this loan was $20,000 and $0 at March 31,2015 and December 31, 2015, respectively. The entire balance plus accrued interest was paid off in June 2016.

From time to time, Perfecular borrows from a related party entity, Vitashower Corp., which is under common ownership and management. At December 31, 2015, the outstanding loan and accrued interest payable to Vitashower totaled $63,369. This loan also bears an annual interest rate of 5 percent. The entire balance plus accrued interest was paid off in March 2016.

44

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose her interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

Director Independence

A director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our director, Edward Lee, is also our President; our director Desheng Wang is also our Chief Executive Officer.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 common shares, par value $0.001 per share.

Authorized and Issued Stock
	Number of shares at September 12, 2018
Title of Class	Authorized	Issued and Outstanding	Reserved
Common stock, par value $.001 per share	75,000,000	40,907,010	-0-

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

45

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or
•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares of our common stock that may be sold by them pursuant to this prospectus. None of the selling stockholders have had within the past three years any position, office or other material relationship with our company or any of its predecessors or affiliates. No selling stockholder that is not a natural person is a broker-dealer or an affiliate of a broker-dealer.

Our company issued the shares being offered for resale pursuant to this prospectus to the selling stockholders who purchased shares of our common stock in a private placement that we effected in July 2018.

46

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Being Registered in the Offering	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned Before the Offering
KKone, Inc.	100,000	100,000	0	*
Sunshine Investec Limited	285,714	285,714	0	*
Hong Dong	400,000	400,000	0	*
Kemei Lin	300	300	0	*
Qingqing Lin	300	300	0	*
Hongda Jin	500	500	0	*
Xiaogu Li	2,000	2,000	0	*
James Speer	500	500	0	*
Guangming Xu	300	300	0	*
Wei Wang	100,000	100,000	0	*
Xuejing Zheng	1,000	1,000	0	*
Zekun Li	232,000	232,000	0	*
Minghao Yan	30,000	30,000	0	*
Shelly Guo	1,200	1,200	0	*
Zhiyong Yang	1,200	1,200	0	*
Chun Zhou	40,000	40,000	0	*
Hui Xu	2,000	2,000	0	*
Yan Wang	300	300	0	*
Nuo Xu	2,000	2,000	0	*
Weining Xu	6,000	6,000	0	*
Changan Luo	1,000	1,000	0	*
Cimu Wang	2,000	2,000	0	*
Xiaohui Chai	2,000	2,000	0	*
Zuwei Wang	2,000	2,000	0	*
Yang Liu	571	571	0	*
Chunyao Feng	300	300	0	*
Huimin Bie	300	300	0	*
Xiaohui Zhao	16,000	16,000	0	*
Yufei He	2,300	2,300	0	*
Ling Zhao	17,143	17,143	0	*
Tianwei Zhang	1,143	1,143	0	*
Shangming Kao	300	300	0	*
Jinbao He	16,000	16,000	0	*
Casey He	21,000	21,000	0	*
Oliver Law	300	300	0	*
Ryan Chen	388	388	0	*
Min Cao	500	500	0	*
Xin Chen	1,000	1,000	0	*
Qun Shang	1,000	1,000	0	*
Hannah Yin	30,000	30,000	0	*
Paul Xu	1,000	1,000	0	*

47

Liyie Han	6,000	6,000	0	*
Yueh Han	600	600	0	*
Christopher Khou	300	300	0	*
Pattypohyu Wang	1,000	1,000	0	*
Sharon Chao	300	300	0	*
Mei Zheng	500	500	0	*
Garywentsao Wang	9,000	9,000	0	*
Lin Cheng Speer	3,500	3,500	0	*
Jianhua Zhang	17,143	17,143	0	*
Qin Cai	50,000	50,000	0	*
Duncan Lee	1,400	1,400	0	*
Michael Law	300	300	0	*
Li Rao	57,143	57,143	0	*
Xiaoming Zhang	1,400	1,400	0	*
Rick Li	1,000	1,000	0	*
Hongjun Zhu	30,000	30,000	0	*
Man Chen	332,733	332,733	0	*
Don Chen Ngerng	788	788	0	*
Matthew Law	300	300	0	*
Laura Tianjiao Wang	11,500	11,500	0	*
Peng Wang	1,400	1,400	0	*
Xiaoqiong Hou	300	300	0	*
Aaron Zekai Li	5,714	5,714	0	*
Tiffany Chen	1,000	1,000	0	*
Derek Sun	500	500	0	*
Weiyang Yuan	300	300	0	*
Haitao Zhang	332,733	332,733	0	*
Tzuyu Cathy Wen	1,400	1,400	0	*
Lihui Liao	28,000	28,000	0	*
Hung Yen Lee	600	600	0	*
Xiaolu Ma	300	300	0	*
Jingqiao Guo	45,000	45,000	0	*
Jikai liang	93,100	93,100	0	*
Xiaoying Zhang	1,000	1,000	0	*
Bin Liang	5,000	5,000	0	*
Ailing Huang	132,400	132,400	0	*
Lily Jamie Wang	7,900	7,900	0	*
Kaijian Zhang	320	320	0	*
Haibo Gong	320	320	0	*
Sheng Huang	320	320	0	*
Li Huang	500	500	0	*
Yuefeng Liu	500	500	0	*

48

Jia Liu	500	500	0	*
Xiaoyong Huang	500	500	0	*
Xin Chen	1,000	1,000	0	*
Peiyu Yang	1,000	1,000	0	*
Yaping Yang	320	320	0	*
Xiangshu Liao	1,000	1,000	0	*
Yue Zou	500	500	0	*
Fang Chen	2,000	2,000	0	*
Xiaohong Lan	8,685	8,685	0	*
Li Luo	320	320	0	*
Ying Yang	320	320	0	*
Jinxiang Deng	330	330	0	*
Shicai Chen	330	330	0	*
Haiyun Zhou	320	320	0	*
Xiuping Wu	320	320	0	*
Yu Zhao	330	330	0	*
Xiumin Zhu	320	320	0	*
Jine Tian	320	320	0	*
Junmei Peng	320	320	0	*
Haiying Tian	320	320	0	*
Xianming Deng	330	330	0	*
Shixiang Cheng	330	330	0	*
Feng Gao	330	330	0	*
Xiaohong Deng	330	330	0	*
Hongjun Deng	330	330	0	*
Jie Yu	320	320	0	*
Lin Yuan	320	320	0	*
Hongxia Li	320	320	0	*
Shaohong Sun	320	320	0	*
Yanqiu Xu	320	320	0	*
Yu Huang	320	320	0	*
Jie Chen	330	330	0	*
Shijun Wang	320	320	0	*
Xiaoyue Wang	320	320	0	*
Aiyun Chang	320	320	0	*
Quanle Xie	320	320	0	*
Zhongyuan Huang	320	320	0	*
Qiutao Zhou	330	330	0	*
Enxue Wang	330	330	0	*
Zhaoxiu Zeng	330	330	0	*
Xiaoling Zhu	320	320	0	*
Jianguo Li	320	320	0	*

49

Daoxin Huang	320	320	0	*
Zishun Xia	320	320	0	*
Rui Liu	320	320	0	*
Shoufen Jiang	320	320	0	*
Libin Sun	320	320	0	*
Xiaoli Lan	320	320	0	*
Min Hao	320	320	0	*
Jun Ye	320	320	0	*
Zhiwei Fu	320	320	0	*
Xinlin Ma	320	320	0	*
Jie Deng	320	320	0	*
Xia Xu	320	320	0	*
Wenpei Zeng	320	320	0	*
Zhiyong Ai	330	330	0	*
Hongli Hu	320	320	0	*
Tianxia Xiang	320	320	0	*
Huaju Wang	330	330	0	*
Chaoxia Shi	320	320	0	*
Li Gong	320	320	0	*
Gang Li	320	320	0	*
Jialian Liu	320	320	0	*
Xinghua Yu	320	320	0	*
Lijun Fan	320	320	0	*
Zhaoshun Liu	320	320	0	*
Bin Zhang	320	320	0	*
Liqin Shi	320	320	0	*
Zhishun Luo	320	320	0	*
Tao Hu	320	320	0	*
Jun Xia	320	320	0	*
Qiong Chen	320	320	0	*
Hengxia Lu	320	320	0	*
Taile Yu	320	320	0	*
Xiaodong Wang	5,714	5,714	0	*
Hui Zan	330	330	0	*
Baixiao Zhang	320	320	0	*
Yansheng Yuan	320	320	0	*
Tao Xiang	320	320	0	*
Rongwei Xu	320	320	0	*
Yueqin Han	320	320	0	*
Rui Ye	320	320	0	*
Ming Yin	320	320	0	*

50

Bo Wang	330	330	0	*
Songshuo Deng	11,758	11,758	0	*
Dian Li	320	320	0	*
Yaxuan Xiong	320	320	0	*
Ju Wang	330	330	0	*
Dong Li	320	320	0	*
Jianshe Luo	330	330	0	*
Lan Wu	320	320	0	*
Ruifeng Yan	320	320	0	*
Yingju Du	320	320	0	*
Qiyu Wang	320	320	0	*
Bin Ma	320	320	0	*
Kerong Ye	330	330	0	*
Haifeng Wu	320	320	0	*
Yong Feng	330	330	0	*
Jun Yang	320	320	0	*
Rui Liu	320	320	0	*
Dibo Wei	330	330	0	*
Xia Li	320	320	0	*
Qiang He	320	320	0	*
Yun Chen	320	320	0	*
Fengqin Deng	330	330	0	*
Tao Wang	320	320	0	*
Wanchao Wang	320	320	0	*
Zhicong Zhao	320	320	0	*
Mengfei Zhang	330	330	0	*
Miaomiao Li	320	320	0	*
Shuangshuang Zhu	320	320	0	*
Yajun Wang	320	320	0	*
Xiaoshuang Zhang	320	320	0	*
Yang Chen	320	320	0	*
Daihong Li	320	320	0	*
Yidang Hao	320	320	0	*
Xianzhou Zhang	320	320	0	*
Fuying Zhang	320	320	0	*
Liuyun Fang	320	320	0	*
Guobin Liu	320	320	0	*
Shuqing Xie	320	320	0	*
Ying Xu	320	320	0	*

51

Mingdao Li	320	320	0	*
Jianyong Cheng	320	320	0	*
Hongying Wu	320	320	0	*
Luyi Sun	320	320	0	*
Zhaofang Hu	320	320	0	*
Hongbing Liu	320	320	0	*
Fengqing Lin	320	320	0	*
Laiqun Zhang	320	320	0	*
Zhiqiang Qi	320	320	0	*
Xiaohong Zhao	320	320	0	*
Yanchun Chen	320	320	0	*
Jinghui Li	320	320	0	*
Shengli Zhang	320	320	0	*
Jianshe Chen	320	320	0	*
Xiangdong Sun	320	320	0	*
Qin Ma	320	320	0	*
Yuting Liu	2,000	2,000	0	*
Ping Zhang	320	320	0	*
Xiuhua Chen	320	320	0	*
Yuhua Li	320	320	0	*
Bo Wei	320	320	0	*
Kefu Xu	320	320	0	*
Fei Han	320	320	0	*
Xiaobo Li	320	320	0	*
Qunrui Zhang	320	320	0	*
Li Yang	320	320	0	*
Xiangrong Chen	320	320	0	*
Ping Yang	320	320	0	*
Jing Zhang	320	320	0	*
Ling Wu	320	320	0	*
Xiuqin Fang	330	330	0	*
Guoping Chen	2,000	2,000	0	*
Qingsheng Sun	320	320	0	*
Guoqiang Zhang	320	320	0	*
Xiumin Wang	320	320	0	*
Yi Zhang	320	320	0	*
Wenqiang Liu	320	320	0	*
Mingxing Hu	320	320	0	*
Wang Miao	320	320	0	*
Tao Chen	320	320	0	*
Yanli Fang	300	300	0	*
Hong Dong	320	320	0	*

52

Tong Chu	330	330	0	*
Mengjuan Xiong	27,500	27,500	0	*
Zhexu Yang	300	300	0	*
Dali Xiong	2,000	2,000	0	*
Juanjuan Zhou	500	500	0	*
Meiying Zeng	500	500	0	*
Weisong Hu	500	500	0	*
Shaofei Zou	500	500	0	*
Xiyang Hu	500	500	0	*
Meifang Wan	93,000	93,000	0	*
Yuzhu Hu	500	500	0	*
Jiaqi Gui	500	500	0	*
Ying Hu	500	500	0	*
Weida Hu	500	500	0	*
Zhimeng Wan	500	500	0	*
Guoyang Hu	500	500	0	*
Meilian Yang	500	500	0	*
Shufang Hu	500	500	0	*
Qingxia Hu	500	500	0	*
Tianmin Xu	300	300	0	*
Kaijun Yan	300	300	0	*
Linyu Zhuang	300	300	0	*
Hongge Li	300	300	0	*
XingHua Liu	320	320	0	*
Yan Fang	320	320	0	*
Yao Wang	3000	3000	0	*
Yongyong Huang	500	500	0	*
Yu Yu	500	500	0	*
Wenqing Liu	2,000	2,000	0	*
Jinming Yin	500	500	0	*
Xiaofeng Mao	500	500	0	*
Huimin Yin	500	500	0	*
Xufen Liu	500	500	0	*
Heming Yin	500	500	0	*
Huifen Yin	500	500	0	*
Xiuyu Chen	500	500	0	*
Shaoping Mao	500	500	0	*
Linghua Zhu	500	500	0	*
Zhiyuan Yin	500	500	0	*
Liangyuan Yin	500	500	0	*

53

Chenli Gao	500	500	0	*
Lijian Liu	500	500	0	*
Zhou Yin	500	500	0	*
Jie Wang	500	500	0	*
Kunfan Shi	500	500	0	*
Jueqian Shi	5,000	5,000	0	*
Jitang Cai	5,000	5,000	0	*
Jiyun Cai	500	500	0	*
Fengnv Zhang	4,000	4,000	0	*
Dongmei Bian	6,000	6,000	0	*
Kun Yao	1,000	1,000	0	*
Xiwen Zhou	320	320	0	*
Haiping Xu	1,000	1,000	0	*
Jiaping Xu	1,000	1,000	0	*
Liyu Wang	300	300	0	*
Guizhi Liu	300	300	0	*
Zheng Zhou	300	300	0	*
Guangxing Zhu	300	300	0	*
Guiying Lin	300	300	0	*
Yue Zhu	300	300	0	*
Hui Li	6,000	6,000	0	*
Lixia Wang	300	300	0	*
Zhongqin Cheng	5,000	5,000	0	*
Chang Yang	40,714	40,714	0	*
Maolin Liao	1,000	1,000	0	*
Haixia Deng	934,277	934,277	0	*
Guangyue Xu	500	500	0	*
Wei Huang	500	500	0	*
Xiulan Li	300	300	0	*
Dong Liu	300	300	0	*
Yinhua Sun	11,000	11,000	0	*
Lijun Dong	300	300	0	*
Lihong He	300	300	0	*
Ling Du	40,695	40,695	0	*
Yun Sun	300	300	0	*
Wenfei Liu	320	320	0	*
Zhong Liu	3,878	3,878	0	*
Feng Luo	10,000	10,000	0	*
Jianshe Yang	1,000	1,000	0	*
Jianmin Zhao	300	300	0	*
Jing Men	56,843	56,843	0	*

54

Yuehua Yang	300	300	0	*
Ziyun Lin	300	300	0	*
Ning Sun	1,000	1,000	0	*
Quan Yang	300	300	0	*
Fei Zhang	18,491	18,491	0	*
Zhijun Tan	300	300	0	*
Jian Huang	300	300	0	*
Yanxia Tian	300	300	0	*
Yuanli Miao	300	300	0	*
Binghua Li	300	300	0	*
Guobin Qin	300	300	0	*
Hongxia Zhu	113,986	113,986	0	*
Chuhan Ma	200,000	200,000	0	*
Yu Zhang	320	320	0	*
Yun Zhang	320	320	0	*
Changhua Cheng	85,714	85,714	0	*
Jialin Xia	45,713	45,713	0	*
Chongyi Zhou	11,429	11,429	0	*
Xinjia Chen	300	300	0	*
Wenbo Liu	17,143	17,143	0	*
Guangxu Yang	300	300	0	*
Chongguang Ma	300	300	0	*
Xin Li	300	300	0	*
Jie Guo	300	300	0	*
Wei Cao	108,343	108,343	0	*
Junqi Zhu	300	300	0	*
Fei Li	352	352	0	*
Lianqing Zhang	857,143	857,143	0	*
Guifang Hu	320	320	0	*
Yuliang Zhang	300	300	0	*
Wei Zhang	300	300	0	*
Bin Wang	300	300	0	*
Xiaotong Liu	300	300	0	*
Jinmei Liu	300	300	0	*
Siru Sun	1,000	1,000	0	*
Mingxia Sun	1,000	1,000	0	*
Zhi Huang	300	300	0	*
Ming Li	300	300	0	*
Dun Rao	300	300	0	*
Fangxiu He	300	300	0	*
Jun Zhang	300	300	0	*
Linmin Zhao	300	300	0	*

55

Junjie Zhu	300	300	0	*
Yuan Zhao	352	352	0	*
Liang Bai	300	300	0	*
Fang Chu	300	300	0	*
Zeyang Zhu	300	300	0	*
Fenglan Li	300	300	0	*
Haoming Gu	62,857	62,857	0	*
Man Hing Lau	300	300	0	*
Wan Kan Cheung	300	300	0	*
Hiu Tan Cheung	300	300	0	*
Harrison Chun Ming Hui	300	300	0	*
Andrzej Szkodzinki	300	300	0	*
Shu-Li Wang	500	500	0	*
Jen-Di Wen	500	500	0	*
Yen-En Wen	45,000	45,000	0	*
Yen-Ling Wen	39,714	39,714	0	*
Jianli Gao	571,429	571,429	0	*
TOTAL	6,069,613	6,069,613	0

* Less than one percent.

_______________

(1)	The number of shares listed in these columns includes all shares beneficially owned, whether or not deemed to be beneficially owned, by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of our common stock subject to options or warrants, or debt convertible into our common stock, held by that selling stockholder that was exercisable or convertible on or within 60 days after the date of this prospectus were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated assuming that 40,907,010 shares of common stock were outstanding on the date of this prospectus.

56

PLAN OF DISTRIBUTION

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	a combination of any of such methods of sale; and

•	any other method permitted under applicable law.

The selling stockholders also may sell their shares of our common stock under Rule 144 under the Securities Act or under another exemption from the registration requirements of the Securities Act, if available, rather than under this prospectus.

57

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders from time to time may pledge or grant a security interest in some or all of the shares of our common stock owned by them, and, if a selling stockholder defaults in the performance of its secured obligations, then the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgees, the transferees or other successors in interest as selling stockholders under this prospectus.

Upon our company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed with the Securities and Exchange Commission, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealers, (ii) the number of shares of our common stock involved, (iii) the price at which such shares of our common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker dealers, where applicable, (v) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

58

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporation also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by such director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person of our company in connection with the securities being registered in the registration statement of which this prospectus is a part, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Wilson Bradshaw & Cao, LLP.

EXPERTS

The financial statements included in this prospectus as of years ended December 31, 2017 and 2016 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the named experts nor counsel own any shares of our common stock.

59

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our company on our website, located at www.focusuniversal.com.

60

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

61

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,721,226	$394,398
Accounts receivable	–	26,311
Accounts receivable - related party	19,200	564
Inventories, net	66,309	47,432
Prepaid expenses	1,667	8,280
Total Current Assets	3,808,402	476,985

Property and equipment, net	5,246	6,336

Other assets:
Deposits	7,210	7,210

Total assets:	$3,820,858	$490,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$270,711	$449,256
Customer deposit	60,019	31,734
Loan from Stockholders	50,000	–
Income taxes payable	–	800
Total Current Liabilities	380,730	481,790
Non-current Liabilities
Convertible promissory note, net	–	81,342

Total Liabilities	380,730	563,132

Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 40,644,319 shares issued and outstanding as of June 30, 2018 and 34,574,706 shares issued and outstanding as of December 31, 2017, respectively	40,644	34,575
Additional paid-in capital	12,487,372	1,871,618
Subscriptions receivable	(6,267,360)	–
Shares to be issued, common share	457,377	–
Accumulated deficit	(3,277,905)	(1,978,794)
Total stockholders' equity (deficit)	3,440,128	(72,601)

Total Liabilities and Stockholders' Equity (Deficit)	$3,820,858	$490,531

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-1

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
		(Restated)		(Restated)

Revenue	$36,580	$625,068	$97,757	$891,513
Revenue - related party	3,200	3,563	10,575	6,571
Total revenue	39,780	628,631	108,332	898,084

Cost of Revenue	9,761	544,898	27,685	752,496

Gross Profit	30,019	83,733	80,647	145,588

Operation Expenses:
Compensation - officers	30,000	30,000	60,000	60,000
Research and development	56,771	55,453	107,789	109,929
Professional fees	513,736	41,797	563,897	69,778
General and administrative	135,874	60,673	205,037	123,582
Total Operating Expenses	736,381	187,923	936,723	363,289

Loss from Operations	(706,362)	(104,190)	(856,076)	(217,701)

Other Income (Expense)
Interest expense, net	(388,901)	20	(443,020)	53
Other income	–	–	–	4,763
Total other expense	(388,901)	20	(443,020)	4,816

Loss before income taxes	(1,095,263)	(104,170)	(1,299,096)	(212,885)

Tax expense	15	800	15	800

Net Loss	$(1,095,278)	$(104,970)	$(1,299,111)	$(213,685)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,641,405	34,574,706	34,417,219	34,574,706

Net Loss per common share - Basic and diluted	$(0.03)	$–	$(0.04)	$(0.01)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(unaudited)

	2018	2017
Cash flows from operating activities:
Net Loss	$(1,299,111)	$(213,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory reserve	39,089	–
Depreciation expense	1,090	914
Amortization of debt discount	336,713	–
Stock base compensation	457,377	–
Changes in Operating Assets and Liabilities:
Accounts receivable	26,311	14,043
Accounts receivable - related party	(18,636)	–
Inventories	(57,966)	20,179
Prepaid expenses	6,613	636
Deposits	–	13,116
Accounts payable and accrued liabilities	(47,649)	9,743
Customer deposit	28,285	47,145
Income taxes payable	(800)	(800)
Deferred rent	–	(468)
Net cash flows used in operating activities	(528,684)	(109,177)

Cash flows from financing activities:
Proceeds from convertible note payable	–	420,000
Repayment of convertible notes	(548,949)	–
Shares issued for convertible notes	548,949
Proceeds from shareholders loan	50,000	–
Proceeds from sale of common stock	3,805,488	–
Net cash flows provided by financing activities	3,855,512	420,000

Net Change in Cash and Cash Equivalents	3,326,828	310,823

Cash and cash equivalents - Beginning of Period	394,398	340,073

Cash and cash equivalents - End of Period	$3,721,226	$650,896

Supplemental non-cash financing activities
Shares issued to reduce notes payable	313,700	–

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$–	$–
Income tax paid	$15	$800

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

FOCUS UNIVERSAL INC. AND SUBSIDIARY

NOTES TO THE CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). We are a universal smart instrument developer and manufacturer, headquartered in the Los Angeles, California metropolitan area, specializing in the development and commercialization of the novel and proprietary universal smart technologies and instruments. Universal smart technology is an innovative, commercial, off-the-shelf technology with an innovative soft hardware integrated platform. Our platform provides a unique and universal wireless solution for embedded design, industrial control, test and measurement. Our smart technology software utilizes a smartphone, computer, or a mobile device as a platform and display that communicates and works in tandem with a group of external sensors and probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. Our universal smart instrument (the “Ubiquitor”) consists of a reusable foundation component which includes a wireless gateway (which allows the instrument to connect to the smartphone via Bluetooth and wifi technology), a universal smart application software (our “Application”) which is installed on the user’s smartphone allowing the sensor readouts to be monitored on the smartphone screen. The Ubiquitor also connects to a variety of individual scientific sensors that collect unique data points, from moisture, light, and airflow to other things like electricity voltage meters and a wide variety of applications. These data points are then sent wirelessly to the smartphone and the data is organized on the smartphone screen. The smartphone, foundation, and sensor readouts together perform the functions of many traditional scientific and engineering instruments and are intended to replace the traditional, wired stand-alone instruments at a fraction of their cost.

The Company and Perfecular were entities under common control; therefore, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) 805-50-45, the acquisition of Perfecular was accounted for as a business combination between entities under common control and treated similar to a pooling of interest transaction.

Perfecular Inc. was founded in September 2009 and is headquartered in Walnut, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Focus Universal Inc. and its wholly-owned subsidiary, Perfecular Inc. All intercompany balances and transactions have been eliminated upon consolidation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain reclassifications have been made to the consolidated financial statements for prior years to the current year’s presentation. Such reclassifications have no effect on net income as previously reported. Please see Note 12, Restatement.

Segment Reporting

The Company currently has one operating segment. In accordance with ASC 280, Segment Reporting (“ASC 280’), the Company considers operating segments to be components of the Company’s business for which separate financial information is available that evaluated regularly by the Management in deciding how to allocate resources and in assessing performance. The Management reviews financial information presented on a consolidated basis for purposes of allocation resources and evaluating financial performance. Accordingly, the Company has determined that it has a single operating and reportable segment.

F-4

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. There were no cash equivalents held by the Company at June 30, 2018 and December 31, 2017.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company follows paragraph ASC 825-10-50-10 for disclosures about fair value of its financial instruments and paragraph ASC 820- 10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

F-5

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. Inventory allowances are recorded for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as discontinued products. These estimates could vary significantly from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations. The Company regularly reviews the value of inventory based on historical usage and estimated future usage. As of June 30,2018 and December 31, 2017, inventory reserve amounted to $66,155 and $27,067, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to seven years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue Recognition

The Company applies ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Perfecular’s primary business functions are designing and marketing products. Tianjin Guanglee serves as an original equipment manufacturer (“OEM”). Perfecular determines the product specifications and the sales prices, and bears physical loss risks during shipping. Perfecular collects full amount of accounts receivable from customers through direct wire transfers or letters of credit. Tianjin Guanglee invoices Perfecular for the manufacturing costs and Perfecular pays these invoices.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Management evaluated that there was no allowance for doubtful accounts at June 30, 2018 and December 31, 2017 based on collection history.

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

F-6

Related Parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

There were no outstanding stock options as of June 30, 2018 and December 31, 2017.

F-7

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There was no material deferred tax asset or liabilities as of June 30, 2018 and December 31, 2017.

As of June 30, 2018 and December 31, 2017, the Company did not identify any material uncertain tax positions.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the six months ended June 30, 2018 and 2017.

Cash Flows Reporting

The Company adopted ASC 230-10-45-24 for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to ASC 830-230-45-1.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-8

Note 3 – Property and Equipment

At June 30, 2018 and December 31, 2017, property and equipment consisted of the following:

	June 30, 2018	December 31, 2017
Computers	$1,029	$1,029
Furniture and fixture	8,850	8,850
Total cost	9,879	9,879
Less accumulated depreciation	(4,633)	(3,543)
Property and equipment, net	$5,246	$6,336

Depreciation expense for the six months ended June 30, 2018 and 2017 amounted to $1,090 and $914, respectively.

Note 4 – Convertible Promissory Notes

On June 30, 2017 and July 28, 2017, the Company received $420,000 and $80,000, respectively through a series of two unsecured convertible promissory notes from the same unrelated third party (the “2017 Notes”). The 2017 Notes bear interest at 10% per annum, are due on June 30, 2020 and July 28, 2020 respectively and are unsecured. The 2017 Notes contain a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $1.75 per share. The Company determined that the convertible promissory notes contain beneficial conversion features that are valued at $420,000 and $80,000 respectively; however, the amount recorded as the beneficial conversion feature is limited to the face amount of the convertible promissory note. This beneficial conversion feature of $420,000 and $80,000 has been recorded in the financial statements to additional paid-in capital and as a discount to the convertible promissory payable. The debt discounts are being amortized over the terms of the 2017 Notes. The Company recognized interest expense of $336,713 during the six months ended June 30, 2018 related to the amortization of the debt discounts. On June 27, 2018, the convertible holder elected the right to convert all of convertible notes to common stock at $1.75 per share. Total conversion amounted to $548,949, a total of 313,686 shares.

Note 5 – Related Party Transactions

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $10,575 and $6,571 for the six months ended June 30, 2018 and 2017, respectively, $7,375 and $3,008 for the three months ended June 30, 2018 and 2017, respectively. Account receivable balance due from Vitashower Corp. amounted to $19,200 and $564 as of June 30, 2018 and December 31, 2017, respectively.

On May 30, 2018, the CEO and majority shareholder of the Company lent the Company $50,000 for operational use. The loan had no interest and is due upon demand. The loan was repaid on July 12, 2018.

Compensation for services provided by the President and Chief Executive Officer for the six months ended June 30, 2018 and 2017 amounted to $30,000 and $30,000, respectively and three months ended June 30, 2018 and 2017 amounted to $30,000 and $30,000, respectively.

Note 6 – Business Concentration and Risks

Major customers

One customer accounted for 100% of the total accounts receivable as of December 31, 2017. The customer did not have any balance due or receivables outstanding as of June 30, 2018.

F-9

Major vendors

One vendor accounted for 80% and 92% of total accounts payable at June 30, 2018 and December 31, 2017, respectively.

Note 7 – Commitments and Contingencies

On April 24, 2017, we entered into a two-year industrial/commercial lease within a larger multi-tenant industrial complex with Walnut Park Business Center, LLC. We leased a 2,800-square foot warehouse with a 1,400-square foot office space inside which will allow us to assemble our products as well as efficiently run our administrative operations in the same building. The lease commenced on May 1, 2017 and will end on April 30, 2019. We will pay $3,500 per month until May 1, 2018 when the rent will increase to $3,605 per month. The warehouse is located at 820511 East Walnut Drive North, Walnut, California. Rent expense under this lease will be recognized over the life of the lease term on a straight-line basis. Straight-line monthly rent expense over the life of the lease will be $3,553.

Total rent expense was $24,815 and $22,000 for the six months ended June 30, 2018 and 2017, respectively.

Future minimum lease commitments are as follows:

December 31,	Rent Expense
2018	$21,630
2019	14,420
Thereafter	–

Note 8 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

During the six months ended June 30, 2018, the Company had the following transactions in its common stock:

•	issued 5,755,927 shares through private placement at $1.75 per share.

•	issued 313,686 shares for conversion debt rendered valued at $548,949 or $1.75 per share.

As of June 30, 2018 the Company had 40,644,319 shares of common stock issued and outstanding.

Note 9 – Subscription Receivable

As of June 30, 2018, the Company issued 3,581,328 shares through private placement with subscription receivable amounting to $6,267,360 or $1.75 per share.

Note 10 – Shares to be Issued, Common Shares

During the six months ended June 30, 2018, the Company incurred professional expenses amounting to $457,377 which were paid for by issuing common 261,358 shares at $1.75 per share.

F-10

Note 11 – Going Concern

In August 2014, the FASB issued ACU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment, including consideration of management’s plans which may alleviate doubt regarding the Company’s ability to continue as a going concern. ASU 2014-15 is effective for years ending after December 15, 2016. The Company has adopted this standard for the year ending December 31, 2017 and six months ending June 30, 2018.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. For the six months ended June 30, 2018, the Company had net loss of $1,299,111 and negative cash flow from operating activities of $528,684. As of June 30, 2018, the Company also had an accumulated deficit of $3,277,905. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

F-11

Note 12 – Restatement

	Previously reported			Restated
	For the six months ended			For the six months ended
	6/30/2017	Adjustment		6/30/2017

Revenue	$211,086	680,427	{a}	$891,513
Revenue - related party	–	6,571	{b}	6,571
Total revenue	211,086			898,084

Cost of Revenue	65,498	686,998	{a}	752,496

Gross Profit	145,588			145,588

Operation Expenses:
Compensation - officers	60,000			60,000
Research and development	109,929			109,929
Professional fees	69,777			69,777
General and administrative	123,083			123,083
Total Operating Expenses	362,789			362,789

Loss from Operations	(217,201)			(217,201)

Other Income (Expense)
Interest expense, net	53			53
Other income	4,763			4,763
Total other expense	4,815			4,815

Loss before income taxes	(212,885)			(212,885)

Income tax expense	800			800

Net Loss	$(213,685)			$(213,685)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,574,706			34,574,706

Net Loss per common share - Basic and diluted	$(0.01)			$(0.01)

{a} The Company previously recorded shipment of sales shipped directly from vendor to customer as net of cost of goods sold. The Company corrected the error by recording sales at gross amount and separately record cost of goods sold amount.

{b} Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $6,571 for the six months ended June 30, 2017 was reclassified to be separately disclosed.

F-12

	Previously reported			Restated
	For the three months ended			For the three months ended
	6/30/2017	Adjustment		6/30/2017

Revenue	$128,896	496,172	{a}	$625,068
Revenue - related party	–	3,563	{b}	3,563
Total revenue	128,896			628,631

Cost of Revenue	45,163	499,736	{a}	544,898

Gross Profit	83,733			83,733

Operation Expenses:
Compensation - officers	30,000			30,000
Research and development	55,453			55,453
Professional fees	41,797			41,797
General and administrative	60,673			60,673
Total Operating Expenses	187,923			187,923

Loss from Operations	(104,190)			(104,190)

Other Income (Expense)
Interest expense, net	20			20
Other income	–			–
Total other expense	20			20

Loss before income taxes	(104,170)			(104,170)

Income tax expense	800			800

Net Loss	$(104,970)			$(104,970)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,574,706			34,574,706

Net Loss per common share - Basic and diluted	$(0.00)			$(0.00)

{a} The Company previously recorded shipment of sales shipped directly from vendor to customer as net of cost of goods sold. The Company corrected the error by recording sales at gross amount and separately record cost of goods sold amount.

{b} Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $3,563 for the three months ended June 30, 2017 was reclassified to be separately disclosed.

F-13

Note 13 – Subsequent Events

The Company has evaluated all events that occurred after the consolidated balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported.

From July 1, 2018 to July 17, 2018, the Company received additional $5,658,243 for subscription receivable.

On July 1, 2018, the Company entered into an Advisory Agreement with Oakshore Consulting (“Oakshore”). Pursuant to the Advisory Agreement, Oakshore provided consulting services to the Company starting from July 2018. The total advisory fee is $8,000 per month and payable on the sixth day of each month. The advisory fee may be paid in either cash or in the Company’s common stock. A finder’s fee will be 8% of the enterprise value of any acquisition closed during the term of this advisory agreement or any acquisition introduced to the Company. Both the Company and Oakshore may terminate this advisory agreement by providing written notice thirty days in advance of intended termination.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Focus Universal, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Focus Universal, Inc. (the "Company") as of December 31, 2017 and 2016, the related statement of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

April 10, 2018

F-15

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2017	2016
		(Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$394,398	$340,071
Accounts receivable	26,311	25,564
Account receivable- related party	564	10,332
Inventories	47,432	68,495
Prepaid expenses	8,280	7,962
Total Current Assets	476,985	452,424

Property and equipment, net	6,336	8,517

Other assets:
Deposits	7,210	24,726

Total assets:	$490,531	$485,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$449,256	$368,513
Customer deposit	31,734	62,126
Income taxes payable	800	800
Total Current Liabilities	481,790	431,439
Non-current Liabilities
Convertible promissory note, net	81,342	–
Deferred rent	–	468

Total Liabilities	563,132	431,907

Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized, 34,574,706 shares issued and outstanding as of December 31, 2017 and 2016, respectively	34,575	34,575
Additional paid-in capital	1,871,618	1,371,618
Accumulated deficit	(1,978,794)	(1,352,433)
Total stockholders' equity	(72,601)	53,760

Total Liabilities and Stockholders' Equity	$490,531	$485,667

The accompanying notes are an integral part of these consolidated financial statements.

F-16

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATION

	Years Ended December 31
	2017	2016
		(Restated)
Revenue	$891,513	$1,116,219
Revenue – related party	6,571	5,759
Total revenue	898,084	1,121,978

Cost of Revenue	726,252	866,559

Gross Profit	171,832	255,419

Operation Expenses:
Compensation - officers	120,000	121,385
Research and development	208,238	201,899
Professional fees	107,899	142,955
General and administrative	255,531	256,210
Total Operating Expenses	691,668	722,449

Loss from Operations	(519,836)	(467,030)

Other Income (Expense)
Interest expense, net	(105,830)	91
Other income	(1)	588
Other expense	–	(588)
Total other expense	(105,831)	91

Loss before income taxes	(625,667)	(466,939)

Tax expense	694	495

Net Loss	$(626,361)	$(467,434)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,574,706	34,574,706

Net Loss per common share - Basic and diluted	$(0.02)	$(0.01)

* Denotes a loss of less than $(0.01) per share

The accompanying notes are an integral part of these consolidated financial statements.

F-17

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years Ended December 31,
	2017	2016
		(Restated)
Cash flows from operating activities:
Net Loss	$(626,361)	$(467,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory reserve	(9,270)	26,528
Depreciation expense	2,181	1,130
Amortization of debt discount	81,342	–
Changes in Operating Assets and Liabilities:
Accounts receivable	(747)	81,325
Accounts receivable- related party	9,768	(10,332)
Inventories	30,333	(53,258)
Prepaid expenses	(318)	6,999
Deposits	17,516	–
Accounts payable and accrued liabilities	80,743	92,585
Customer deposit	(30,392)	(77,903)
Deferred rent	(468)	(443)
Net cash flows used in operating activities	(445,673)	(400,803)

Cash flows from investing activities:
Purchase of property and equipment	–	(8,239)
Net cash flows used in investing activities	–	(8,239)

Cash flows from financing activities:
Proceeds from convertible note payable	500,000	–
Repayment to related parties	–	(63,368)
Repayment to shareholders	–	(19,534)
Net cash flows provided by (used in) financing activities	500,000	(82,902)

Net Change in Cash and Cash Equivalents	54,327	(491,944)

Cash and cash equivalents - Beginning of Period	340,071	832,015

Cash and cash equivalents - End of Period	$394,398	$340,071

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$105,831	$501
Income tax paid	$694	$495

The accompanying notes are an integral part of these consolidated financial statements.

F-18

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

			Additional		Total
	Common stock		Paid-In	Accumulated	Stockholders'
Description	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2015 (Restated)	34,574,706	$34,575	$1,371,618	$(884,999)	$521,194

Net loss	–	–	–	(467,434)	(467,434)

Balance - December 31, 2016 (Restated)	34,574,706	$34,575	$1,371,618	$(1,352,433)	$53,760

Issuance of promissory note	–	–	500,000	–	500,000

Net loss	–	–	–	(626,361)	(626,361)

Balance - December 31, 2017	34,574,706	$34,575	$1,871,618	$(1,978,794)	$(72,601)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

FOCUS UNIVERSAL INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). We are a universal smart instrument developer and manufacturer, headquartered in the Los Angeles, California metropolitan area, specializing in the development and commercialization of the novel and proprietary universal smart technologies and instruments. Universal smart technology is an innovative, commercial, off-the-shelf technology with an innovative soft hardware integrated platform. Our platform provides a unique and universal wireless solution for embedded design, industrial control, test and measurement. Our smart technology software utilizes a smartphone, computer, or a mobile device as a platform and display that communicates and works in tandem with a group of external sensors and probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. Our universal smart instrument (the “Ubiquitor”) consists of a reusable foundation component which includes a wireless gateway (which allows the instrument to connect to the smartphone via Bluetooth and wifi technology), a universal smart application software (our “Application”) which is installed on the user’s smartphone allowing the sensor readouts to be monitored on the smartphone screen. The Ubiquitor also connects to a variety of individual scientific sensors that collect unique data points, from moisture, light, and airflow to other things like electricity voltage meters and a wide variety of applications. These data points are then sent wirelessly to the smartphone and the data is organized on the smartphone screen. The smartphone, foundation, and sensor readouts together perform the functions of many traditional scientific and engineering instruments and are intended to replace the traditional, wired stand-alone instruments at a fraction of their cost.

The Company and Perfecular were entities under common control; therefore, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) 805-50-45, the acquisition of Perfecular was accounted for as a business combination between entities under common control and treated similar to a pooling of interest transaction.

Perfecular Inc. was founded in September 2009 and is headquartered in Walnut, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Focus Universal Inc. and its wholly-owned subsidiary, Perfecular Inc. All intercompany balances and transactions have been eliminated upon consolidation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain reclassifications have been made to the consolidated financial statements for prior years to the current year’s presentation. Such reclassifications have no effect on net income as previously reported. Please see Note 11, Reclassifications.

Segment Reporting

The Company currently has one operating segment. In accordance with ASC 280, Segment Reporting (“ASC 280’), the Company considers operating segments to be components of the Company’s business for which separate financial information is available that evaluated regularly by the Management in deciding how to allocate resources and in assessing performance. The Management reviews financial information presented on a consolidated basis for purposes of allocation resources and evaluating financial performance. Accordingly, the Company has determined that it has a single operating and reportable segment.

F-20

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. There were no cash equivalents held by the Company at December 31, 2017 and December 31, 2016.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company follows paragraph ASC 825-10-50-10 for disclosures about fair value of its financial instruments and paragraph ASC 820- 10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

F-21

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. Inventory allowances are recorded for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as discontinued products. These estimates could vary significantly from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations. The Company regularly reviews the value of inventory based on historical usage and estimated future usage. As of December 31, 2017 and 2016, inventory reserve amounted to $27,067 and $36,337, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to seven years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue Recognition

The Company applies ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Perfecular’s primary business functions are designing and marketing products. Tianjin Guanglee serves as an original equipment manufacturer (“OEM”). Perfecular determines the product specifications and the sales prices, and bears physical loss risks during shipping. Perfecular collects full amount of accounts receivable from customers through direct wire transfers or letters of credit. Tianjin Guanglee invoices Perfecular for the manufacturing costs and Perfecular pays these invoices.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Management evaluated that there was no allowance for doubtful accounts at December 31, 2017 and December 31, 2016 based on collection history.

F-22

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

Related Parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-23

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

There were no outstanding stock options for the years ended December 31, 2017 and 2016.

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There was no material deferred tax assets or liabilities as of December 31, 2017 and December 31, 2016.

As of December 31, 2017, and December 31, 2016, the Company did not identify any material uncertain tax positions.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the years ended December 31, 2017 and 2016.

Cash Flows Reporting

The Company adopted ASC 230-10-45-24 for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to ASC 830-230-45-1.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-24

Note 3 – Property and Equipment

At December 31, 2017 and 2016, property and equipment consisted of the following:

	December 31, 2017	December 31, 2016
Computers	$1,029	$1,029
Furniture and fixture	8,850	8,850
Total cost	9,879	9,879
Less accumulated depreciation	(3,543)	(1,362)
Property and equipment, net	$6,336	$8,517

Depreciation expense for the twelve months period ended December 31, 2017 and 2016 amounted to $2,181 and $1,130, respectively.

Note 4 – Convertible Promissory Note

On June 30, 2017 and again on July 28, 2017, the Company received $420,000 and $80,000, respectively through a series of two unsecured convertible promissory notes from the same unrelated third party (the “2017 Notes”). The 2017 Notes bear interest at 10% per annum, are due on June 30, 2020 and July 28, 2020 respectively and are unsecured. The 2017 Notes contain a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $1.75 per share. The Company determined that the convertible promissory notes contain beneficial conversion features that are valued at $420,000 and $80,000 respectively; however, the amount recorded as the beneficial conversion feature is limited to the face amount of the convertible promissory note. This beneficial conversion feature of $420,000 and $80,000 has been recorded in the financial statements to additional paid-in capital and as a discount to the convertible promissory payable. The debt discounts are being amortized over the terms of the 2017 Notes. The Company recognized interest expense of $81,342 during the year ended December 31, 2017 related to the amortization of the debt discounts.

Note 5 – Related Party Transactions

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $6,571 and $5,759 for the years ended December 31, 2017 and 2016.

Compensation for services provided by the President and Chief Executive Officer for the years ended December 31, 2017 and 2016 amounted to $120,000 and $121,385, respectively.

Note 6 – Business Concentration and Risks

Major customers

One customer accounted for 100% and 100% of the total accounts receivable at December 31, 2017 and December 31, 2016, respectively.

Major vendors

One vendor accounted for 93% and 97% of total accounts payable at December 31, 2017 and December 31, 2016, respectively.

Note 7 – Commitments and Contingencies

On April 24, 2017, we entered into a two-year industrial/commercial lease within a larger multi-tenant industrial complex with Walnut Park Business Center, LLC. We leased a 2,800-square foot warehouse with a 1,400-square foot office space inside which will allow us to assemble our products as well as efficiently run our administrative operations in the same building. The lease commenced on May 1, 2017 and will end on April 30, 2019. We will pay $3,500 per month until May 1, 2018 when the rent will increase to $3,605 per month. The warehouse is located at 820511 East Walnut Drive North, Walnut, California. Rent expense under this lease will be recognized over the life of the lease term on a straight-line basis. Straight-line monthly rent expense over the life of the lease will be $3,553.

F-25

In July 2016, we sub-leased a portion of the property to a third party. The lease is non-cancelable operating lease with monthly rent of $4,400. During the three months ended September 30, 2017, the Company recognized $8,800 in sub-lease income. The lease commenced on July 7, 2016 and expired on May 31, 2017. $3,300 of the rent deposit has been returned to the subtenant.

Total rent expense was $51,167 and $66,585 for the twelve months ended December 31, 2017 and 2016, respectively.

Future minimum lease commitments are as follows:

December 31,	Rent Expense
2018	$42,840
2019	14,420
Thereafter	–

Note 8 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

As of December 31, 2017 the Company had 34,574,706 shares of common stock issued and outstanding.

Note 9 – Going Concern

In August 2014, the FASB issued ACU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment, including consideration of management’s plans which may alleviate doubt regarding the Company’s ability to continue as a going concern. ASU 2014-15 is effective for years ending after December 15, 2016. The Company has adopted this standard for the year ending December 31, 2017.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. As of December 31, 2017, the Company had a net loss and had negative cash flow from operating activities of $626,361 and $445,673, respectively. The Company also had an accumulated deficit of $1,978,794. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

Note 10 – Restatement

The Company reevaluated inventory for slow moving and reserved a portion of slow moving inventory for obsolescence.

In 2015 the Company entered into a business combination with an entity under common control. The accounting treatment for such business combination should have been recorded at carry value, similar to pooling of interest. The Company corrected the error in the accounting treatment of the transaction. In 2016, the Company recorded sales transactions net of cost of goods sold in error. The restatement corrected the error.

F-26

Also, certain account classifications have been modified. Related party accounts receivable and accounts payable have been reclassified to their own line for disclosure purpose. See below for result of 2016 restatement and reclassification.

	Previous reported			Restated
	12/31/2016	Adjustment		12/31/2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$340,073	(2)		$340,071
Accounts receivable	35,896	(10,332)	{a}	25,564
Accounts receivable - related party	–	10,332	{a}	10,332
Inventories, net	104,832	(36,337)	{b}	68,495
Prepaid expenses	7,962			7,962
Total Current Assets	488,763	–		452,424

Property and equipment, net	8,517	–		8,517

Other assets:
Deposits	24,726	–		24,726

Total assets:	$522,006	–		$485,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$372,912	(4,399)	{c}	$368,513
Customer deposit	57,726	4,400	{c}	62,126
Income taxes payable	800	–		800
Total Current Liabilities	431,438			431,439
Non-current Liabilities
Deferred rent	468	–		468

Total Liabilities	431,906			431,907

Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 34,574,706 shares issued and outstanding as of December 31, 2017 and 2016, respectively	34,575	–		34,575
Additional paid-in capital	713,239	658,379	{d}	1,371,618
Accumulated deficit	(657,714)	(694,719)	{e}	(1,352,433)
Total stockholders' equity	90,100			53,760

Total Liabilities and Stockholders' Equity	$522,006			$485,667

{a} The Company reclassified related party accounts receivable and payable balance into its own line item.

{b}The Company reserved $36,337 for slow moving inventory items.

{c} Customer deposit of $4,400 was reclassified out from accounts payable to correctly record in customer deposit.

{d} The Company and Perfecular Inc. entered into merger agreement on December 30, 2015. The two entities are merger under common control. Per ASC 805-50-45, entities merger under common control should be recorded using book value and retained earnings is carried into the consolidated financial statements. The Company erroneously eliminated Perfecular Inc.’s retained earnings through consolidation. An adjustment is made to properly record investment made to the merger and record retained earnings of Perfecular Inc.

{e} Accumulated adjustment effect in result of inventory reserve and adjustment to properly recorded investment made to the merger.

F-27

	Previously reported			Restated
	12/31/2016	Adjustment		12/31/2016

Revenue	$337,496	778,723	{f}	$1,116,219
Revenue - related party	–	5,759	{g}	5,759
Total revenue	337,496			1,121,978

Cost of Revenue	57,128	809,431	{f}{h}	866,559

Gross Profit	280,368			255,419

Operation Expenses:
Compensation - officers	121,385			121,385
Research and development	201,899			201,899
Professional fees	142,956			142,955
General and administrative	257,365	(1,155)	{g}	256,210
Total Operating Expenses	723,605			722,449

Loss from Operations	(443,237)			(467,030)

Other Income (Expense)
Interest expense, net	(203)	300	{g}	97
Other income	5,736	(5,148)	{g}	588
Other expense	(1,600)	1,012	{g}	(588)
Total other expense	3,933			91

Loss before income taxes	(439,304)			(466,939)

Income tax provision	1,600	(1,105)	{j}	495

Net Loss	$(440,904)			$(467,434)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,574,706			34,574,706

Net Loss per common share
Basic and diluted	$(0.01)			$(0.01)

{f} The Company previously recorded shipment of sales shipped directly from vendor to customer as net of cost of goods sold. The Company corrected the error by recording sales at gross amount and separately record cost of goods sold amount.

{g} Other income and other expenses items were reclassified to other income statement accounts. Refund of rent expense of $1,155 was reclassified from other income to general and administrative expenses. Other expenses items including interest expense and cost of sales were reclassified to their respective accounts. Interest expense was reclassified from other income.

{h} The Company reserved $36,337 for slow moving inventory items into cost of goods sold.

{i}Income tax refund was reclassified from other income to income tax expense.

F-28

	Previously reported			Restated
	12/31/2016	Adjustment		12/31/2016

Cash flows from operating activities:
Net Loss	$(440,904)	(26,530)		$(467,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory reserve	–	26,528	{j}	26,528
Depreciation expense	1,130			1,130
Changes in Operating Assets and Liabilities:
Accounts receivable	70,993	10,332	{k}	81,325
Accounts receivable - related party	–	(10,332)	{k}	(10,332)
Inventories	(53,258)			(53,258)
Prepaid expenses	6,999			6,999
Accounts payable and accrued liabilities	96,987	(4,402)	{l}	92,585
Customer deposit	(82,303)	4,400	{l}	(77,903)
Deferred rent	(443)			(443)
Net cash flows used in operating activities	(400,799)			(400,803)

Cash flows from investing activities:
Purchase of property and equipment	(8,239)			(8,239)
Net cash flows used in investing activities	(8,239)			(8,239)

Cash flows from financing activities:
Repayment to related parties	(63,369)			(63,368)
Repayment to shareholders	(19,533)			(19,534)
Net cash flows provided by (used in) financing activities	(82,902)			(82,902)

Net Change in Cash and Cash Equivalents	(491,940)			(491,944)

Cash and cash equivalents - Beginning of Period	832,015			832,015

Cash and cash equivalents - End of Period	$340,071			$340,071

{j} The Company reserved $36,337 for slow moving inventory items into cost of goods sold.

{k} The Company reclassified related party accounts receivable and payable balance into its own line item.

{l} Customer deposit of $4,400 was reclassified out from accounts payable to correctly record in customer deposit.

F-29

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the consolidated balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported.

On March 2, 2018, Focus Universal Inc. (the “Company”) executed a letter of intent with Aloha Island Cable, Inc. (the “Letter of Intent”) whereby the Company will purchase one hundred percent of Aloha Island Cable, Inc. through a mixture of stock, cash, and a promissory note. The Letter of Intent is non-binding, but the parties expect to consummate the transaction as soon as reasonably practical. The Letter of Intent is only an expression of interest and is not binding on the parties. The parties contemplate the closing date to take place on April 28, 2018.

On March 5, 2018, Focus Universal Inc. (the "Company") issued a press release announcing that the U.S. Patent and Trademark Office has issued an Issue Notification for U.S. Patent Application No. 9924295 entitled “Universal Smart Device,” which covers a patent application regarding the Company’s Universal Smart Device. The USPTO had previously issued a Notice of Allowance for the same patent. Barring any unforeseen circumstances, this patent, when issued, will be valid until 2036.

F-30

Item 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls

Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Registration Statement on Form S-1 (the "Evaluation Date"), concluded that as of the Evaluation Date, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

Changes in internal control over financial reporting.

There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Internal Controls

Disclosure controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving an entity's disclosure objectives. The likelihood of achieving such objectives is affected by limitations inherent in disclosure controls and procedures. These include the fact that human judgment in decision-making can be faulty and that breakdowns in internal control can occur because of human failures such as simple errors or mistakes or intentional circumvention of the established process.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting; as such term is defined in the Securities Exchange Act of 1934 Rule 13a-15(f). Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission ("1992 COSO Framework").

A material weakness is a deficiency or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Our management concluded we did not maintain effective controls over the Company’s financial reporting. The material weaknesses in our internal control over financial reporting, caused principally by inadequate staffing and technical expertise in key positions, resulted in overly relying on outside consultants to make numerous adjustments to our financial statements. Additionally, the significant deficiencies or material weaknesses could result in future material misstatement of the consolidated financial statements that would not be prevented or detected. Management has concluded that the identified control deficiency constitutes a material weakness.

This Registration Statement does not include an attestation report of the Company's independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's independent registered public accounting firm pursuant to rules of the SEC that permit the company to provide only management's report on internal control in this Registration Statement.

F-31

Background and Remediation Plan

Management has determined that its processes and procedures over accounting and financial reporting are not adequate. As a result, the Company plans to implement a number of steps to remediate the material weakness discussed above and improve its internal control over financial reporting. Specifically, the following are planned: hiring additional qualified accounting personnel; reviewing all areas of the accounting process; strengthening controls and improving the reporting tools and quality of data used in the analysis of disclosures to review activities relevant to the financial reporting process.

Management believes that the measures described above should remediate the material weakness identified and strengthen the Company’s internal control over financial reporting. As the Company continues to evaluate and improve its internal control over financial reporting, additional measures to remediate the material weakness or modifications to certain of the remediation procedures described above may be necessary. The Company expects to complete the required remedial actions during 2015.

52

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered. No portion of any of such expenses will be borne by any of the selling stockholders.

SEC Registration	$5,100
Legal Fees and Expenses*	$25,000
Accounting Fees*	$15,000
Miscellaneous*	$10,000
Total	$55,100

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporations also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Item 15. Recent sales of unregistered securities.

None.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the quarter ended March 31, 2018, the year ended December 31, 2017, or 2016.

53

Item 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger by and among FCUV Acquisition Corp. and Perfecular Inc. dated December 30, 2015 filed with the SEC on January 5, 2016 and amended on January 7, 2016.
3.1	Articles of Incorporation. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
3.2	Bylaws. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
4.2	Subscription Agreement. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
5.1 *	Opinion of Wilson Bradshaw & Cao, LLP.
10.1	Consulting Agreement with MorePro Marketing, Inc. Incorporated by reference to the Company’s 8-K filed with the SEC on January 5, 2015.
10.2	Stock Purchase Agreement dated December 29, 2015. Incorporated by reference to the Company’s 8-K filed with the SEC on January 5, 2015.
10.3	Unsecured Demand Promissory Note dated February 1, 2015 in the amount of $20,000 filed with the SEC on July 28, 2015
10.4	Unsecured Demand Promissory Note dated February 25, 2015 in the amount of $100,000 filed with the SEC on July 28, 2015
10.5	Master Revolving Note dated May 21, 2015 in the amount of $1,000,000 filed with the SEC on July 28, 2015
2.1	Agreement and Plan of Merger by and among Focus Universal Inc., FCUV Acquisition Corp. and Perfecular Inc. filed with the SEC on January 5, 2016.
99.1	Perfecular, Inc. audited financial statements for the years ended December 31, 2015 and 2014, filed with the SEC on June 23, 2016.
23.1*	Consent of BF Borgers CPA PC
23.2 *	Consent of Wilson Bradshaw & Cao, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page)*
101.INS	XBRL Instance Document **
101.SCH	XBRL Taxonomy Extension Schema Document **
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **
101.LAB	XBRL Taxonomy Extension Label Linkbase Document **
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

* Filed herewith.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections - Previously filed.

54

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 3, 2018

FOCUS UNIVERSAL INC.

By:	/s/ Duncan Lee
Duncan Lee
Chief Financial Officer and Principal Accounting Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of Focus Universal Inc. and in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Desheng Wang	Chief Executive Officer, Secretary and Director	October 3, 2018
Desheng Wang

POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Desheng Wang and Duncan Lee, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Desheng Wang	Chief Executive Officer, Director	October 3, 2018
Desheng Wang

/s/Edward Lee	President, Director	October 3, 2018
Edward Lee

/s/ Duncan Lee	Chief Financial Officer	October 3, 2018
Duncan Lee

/s/Jennifer Gu	Director	October 3, 2018
Jennifer Gu

/s/Michael Pope	Director	October 3, 2018
Michael Pope

/s/Sheri Lofgren	Director	October 3, 2018
Sheri Lofgren

/s/ Sean Warren	Director	October 3, 2018
Sean Warren

/s/Carine Clark	Director	October 3, 2018
Carine Clark

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